EXHIBIT 10.1

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ISV-403 ASSET PURCHASE AGREEMENT

BETWEEN

BAUSCH & LOMB INCORPORATED

AND

INSITE VISION INCORPORATED

DATED DECEMBER 19, 2003

- i -

- ii -

ANNEXES

Annex 1.1	Patents and Patent Applications
Annex 1.2	Equipment Lien Agreement Amendment
Annex 1.3	Security Agreement Amendment
Annex 2.1.2	Books and Records
Annex 2.1.3	Assigned Contracts
Annex 2.1.3(a)	Excluded Inbound Technology Agreements
Annex 2.1.3(c)-(d)	Excluded Purchase Orders and Licenses
Annex 2.6	Allocation of Consideration
Annex 4.4	Required Consents
Annex 6.12	Post Closing Services

EXHIBITS

Exhibit 7.1.4	SSP Consent
Exhibit 7.1.6	Opinion of Counsel for Seller
Exhibit 7.1.7	Termination Agreement
Exhibit 7.1.9	License Agreement
Exhibit 7.1.10	Assignment and Assumption Agreement
Exhibit 7.1.11	Bill of Sale

- iii -

ISV-403 ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of December 19, 2003, is by and between InSite Vision Incorporated, a Delaware corporation (“Seller”) and Bausch & Lomb Incorporated, a New York corporation (“Buyer”).

RECITALS:

WHEREAS, Seller is engaged in the development of ophthalmical and non ophthalmic pharmaceutical and drug delivery products, including the Products, as such term is hereafter defined; and

WHEREAS, Seller and Buyer are parties to the ISV-403 Technology License Agreement made as of August 7, 2002 (the “ISV-403 Agreement”) related to the ISV-403 Development (as defined below), and the Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) made as of August 7, 2002 and entered into in connection with the ISV-403 Agreement; and

WHEREAS, Seller desires to sell and/or license certain of its assets related to the ISV-403 Development to Buyer, and Buyer desires to acquire the same, all on the terms and conditions set forth in this Agreement.

IN WITNESS WHEREOF, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, terms defined in the preamble of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below.

“Affiliate” of either party means, all Persons that directly or indirectly are controlled by, control, or are under common control with Seller or Buyer, as the case may be.

“Agreement” means this Agreement, the Annexes and all Schedules thereto.

“Assigned Intellectual Property” means all of Seller’s IP Rights inherent in the following: Clinical IP, Patent Rights, Know-How, and Books and Records.

“Clinical IP” means (i) pre-clinical or clinical protocols and data resulting from or relating to pre-clinical or clinical trials solely relating to the ISV 403 Development that were performed prior to August 7, 2002 or were performed during the term of the ISV-403 Agreement, and (ii) all INDs, NDAs and other regulatory applications and approvals relating thereto.

“Closing” means the closing of the Transactions.

“Code” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same have from time to time been amended.

“Collateral Documents” means the agreements, other than this Agreement, executed and delivered pursuant to this Agreement.

“Default” means the occurrence of any event which of itself or with the giving of notice or the passage of time or both would constitute an event of default under the applicable agreement, contract or instrument or would permit the other party thereto to cancel or terminate performance or seek damages for breach.

“Delivery System” means Seller’s proprietary polycarbophil drug delivery vehicle known as “DuraSite.”

“Documentation” means all documentation (in all media, including digital formats) of the Purchased Assets, and all copies thereof in the Seller’s possession or control.

“Dollars” and “$” means dollars of the United States of America.

“Equipment Lien Agreement” means the Equipment Lien Agreement dated as of May 28, 2003, by and among the Company and the Holders (as such term is defined therein).

“Equipment Lien Agreement Amendment” means an amendment to the Equipment Lien Agreement in the form of Annex 1.2.

“FDA” means the United States Food and Drug Administration and/or any other Governmental Entity which may regulate or control the sale of cosmetics and/or drugs, including, without limitation, any of the Products.

“FDC Act” means the Federal Food, Drug and Cosmetic Act, as amended from time to time, and all regulations promulgated pursuant thereto.

“First Commercial Sale” means with respect to the Product, the first sale or other commercial disposition for value generating Net Sales by Buyer for use or consumption by the general public in any country.

“GAAP” means generally accepted United States accounting principles, applied on a consistent basis throughout the periods involved.

“Governmental Entity” means the United States government, the government of any of the states constituting the United States, any municipality and any other national or provincial or regional government, and all of their respective branches, departments, agencies, instrumentalities and subdivisions.

“Income Tax” or “Income Taxes” means any taxes measured, in whole or in part, by net or gross income or profits together with any interest, penalties or additions to tax.

“IND” means any Investigational New Drug Application relating to any of the Products in Development and all associated documents to support such applications, as submitted to the FDA, or a similar application and supporting documents submitted to any other Governmental Entity.

“IP Rights” means, collectively, all intellectual property rights (throughout the world) including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and world wide web URLs or addresses, copyrights, copyright registrations and applications therefor, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, structures, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers’ notes, memoranda and records.

“ISV 403 Development” means the developing, testing, manufacturing, obtaining regulatory approval of, marketing and selling products combining one (1) or more SSP Compounds with the Delivery System.

“Know-How” means all technology, engineering data, trade secrets, technical data, manufacturing information, pre-clinical and clinical data and any other information or experience (other than as disclosed in the Patent Rights) to the extent used exclusively in the ISV-403 Development.

“Knowledge” means the actual knowledge of [***], in each case after reasonable inquiry.

“Laws” means any law, statute, code, ordinance, rule, regulation, order, judgment or decree promulgated by any Governmental Entity.

“Licensed Intellectual Property” means Seller’s IP Rights licensed under that certain License Agreement between the parties effective as of the Closing Date, a copy of which is attached hereto as Exhibit 7.1.9.

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

“Lien” means any mortgage, pledge, assessment, security interest, lease, sublease, lien, charge, adverse or prior claim of right, levy, charge, easement, rights of way, covenants, restrictions, rights of first refusal, encroachments, options or encumbrances of any kind, or any defects in title, conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing.

“Litigation Expense” means any expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under this Agreement, including, without limitation, court filing fees, court costs, arbitration fees or costs, reasonable witness fees and reasonable fees and disbursements of legal counsel (whether incurred in any action or proceeding between the parties to this Agreement or between any party to this Agreement and any third party), investigators, expert witnesses, accountants and other professionals.

“Loss” means any loss, obligation, claim, liability, settlement payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge, other than Litigation Expense.

“Material Adverse Effect” means an effect which is materially adverse to the ISV-403 Development or the ability to use the Purchased Assets (taken as a whole) as presently used.

“NDA Submission Package” means all pre-clinical, laboratory (including chemistry, manufacturing and control data and reports), clinical, biocompatibility and other testing data; labeling; processing; material and packaging specifications; and supplements or amendments to any of the foregoing; and all other information used by Seller for submitting, obtaining and maintaining approval of an NDA in accordance with the requirements of the FDC Act.

“NDA” means any New Drug Application relating to any of the Products and all associated documents to support such applications, as submitted to the FDA, or a similar application and supporting documents submitted to any other Governmental Entity.

“Net Sales” means, in any case where a Product is sold or commercially disposed of for value by Buyer or any Sublicensee in an arm’s length transaction with a third party (other than an Affiliate of Buyer, it being intended that royalties accrue only once on the same unit of Product), the gross invoice price for such Product, less the following:

(a)	discounts, charge-backs, [***] actually taken or allowed;

(b)	credits or allowances given or made for rejections or return of any previously sold Products actually taken or allowed; and

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c)	to the extent included in such gross invoice price, any tax or government charge imposed on the production, import, export, sale, delivery or use of such Products, including, without limitation, any value added or similar tax or government charge, but not including any tax levied with respect to income.

(d)	to the extent included as a specific line item in such gross invoice price any reasonable and documented [***].

For the purposes of determining Net Sales, a sale shall be deemed to have occurred as determined by Buyer in accordance with the published revenue recognition policies of its Corporate Accounting Department consistently applied.

Notwithstanding any other provision herein, Net Sales shall not include the transfer without consideration of any Product by Buyer or a Sublicensee (i) for use in any clinical trial or in any pre-clinical or other research; (ii) [***]; or (iii) [***]; provided, however, that [***].

In the event of any free or discounted distribution of Product expressly as part of a transaction involving the sale or promotion of other products or services offered by Buyer or a Sublicensee, the value of Net Sales shall be [***].

“Patent Rights” means (i) any patents or patent applications that claim inventions used in the ISV 403 Development listed on Annex 1.1, and (ii) any continuations, continuations in part, divisions, re-examinations, re-issues, extensions, and improvement of any of the patents or patent applications listed in Annex 1.1 and any foreign equivalents thereof, but in each case only to the extent of Seller’s rights under the SSP License with respect to rights licensed under the SSP License.

“Person” means and includes an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, a joint venture, a trust, an unincorporated association, a Governmental Entity or any other entity, wherever located or organized.

“Post-Closing Incentive Period” means the period beginning on the date of the First Commercial Sale of the Product by Buyer in a particular country and terminating upon the later of (i) the last to expire of any issued and enforceable patent within the Patent Rights which covers the actual manufacture, use, sale or importing of such Product in such country, and (ii) ten (10) years from the First Commercial Sale of such Product in the applicable country.

“Product” means an item offered for sale that combines one (1) or more SSP Compounds with the Delivery System (or any portions or components thereof), or is otherwise covered by the Patent Rights.

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

“Products in Development” means those products under development listed on Schedule 3.9.1.

“Purchased Assets” means the assets and rights described in Section 2.1, other than the Excluded Assets.

“Quarter” means Buyer’s fiscal quarters, currently based on the fifty two or fifty three week period ending on the last Saturday in December, as published by Buyer’s Finance Department annually.

“Region” means each of (i) the Americas, which, for the purposes of this Agreement, is comprised of Canada, the United States, Central America and Latin America, (ii) Europe, which, for the purposes of this Agreement, is comprised of Europe, Africa and the Middle East, and (iii) Asia, which, for the purposes of this Agreement, is comprised of Asia, Japan and Australia.

“Schedule” or “Schedules” means the appropriate schedule or schedules to this Agreement.

“Security Agreement” means the Security Agreement dated as of July 15, 2003, as amended by that certain Amendment to Security Agreement dated as of July 30, 2003, by and among the Seller and the Holders (as such term is defined therein).

“Security Agreement Amendment” means an amendment to the Security Agreement in the form of Annex 1.3.

“SSP Compound” means drug compounds owned by SSP Co., Ltd. identified as “SS732” and/or “SS734” and/or any other drug substances that fall within the definition of “Drug Substance” under the SSP License.

“SSP License” means the Product Development & Cross License Agreement between SSP Co., LTD. and Seller dated April 15, 2001, as amended by the parties thereto by written amendments dated August 6, 2002 and August 8, 2002.

“Sublicense” means any sublicense of, or other agreement permitting the commercial exploitation of some or all of the rights granted or tangible or intangible assets or rights sold to Buyer under this Agreement, except that no agreement in the nature of a “Distributor Agreement” (i.e., the other party to the agreement takes title to the Products from Buyer for resale to a third party), or a “Sales Agency Agreement” (i.e., the other party to the agreement secures orders for Products to be sold by Buyer, and receives a commission in exchange thereof) shall be deemed a sublicense and no party thereto shall be deemed a Sublicensee.

“Sublicensee” means any Person with whom Buyer enters into a Sublicense.

“Subsidiary” means a Person, more than fifty percent (50%) of the outstanding equity interests of which are owned, directly or indirectly, by Seller.

“Taxes” means any taxes, charges, fees, levies or other assessments, including income, excise, property, sales, gross receipts, employment and franchise taxes imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and any interest, penalties or additions attributable thereto.

“Tax Returns” means all returns, reports, estimates, information returns and statements of any nature with respect to Taxes.

“Transactions” means the transactions contemplated by this Agreement.

1.2 Other Definitions. Each of the following terms is defined in the Section or Subsection referred to below:

“Abandoned Development Rights” as defined in Subsection 2.7.10(b).

“Abandonment” as defined in Subsection 2.7.10(c).

“Abandonment Offer Notice” as defined in Section 2.7.10(b).

“Acquisition Offer” as defined in Section 5.3.

“Assigned Contracts” as defined in Subsection 2.1.3.

“Assignment and Assumption Agreement” as defined in Subsection 7.1.10

“Assumed Liabilities” as defined in Section 2.3.

“Bill of Sale” as defined in Subsection 7.1.11

“Books and Records” as defined in Section 2.1.2

“Buyer” as defined in the preamble to this Agreement.

“Buyer Indemnified Parties” as defined in Section 9.2.

“Confidential Information” as defined in Section 6.4.

“Cash Consideration” as defined in Section 2.5.

“Claim” as defined in Section 9.4.

“Closing Date” as defined in Section 8.1.

“Competing Product” as defined in Subsection 2.7.1.

“Competitive Activity” as defined in Subsection 6.11.1.

“Consideration” as defined in Section 2.5.

“Contracts” as defined in Section 3.12.

“Contributors” as defined in Subsection 3.9.4.

“Copyrights” as defined in Subsection 3.10.2.

“Exchange Act” as defined in Section 3.20.

“Excluded Assets” as defined in Section 2.2.

“Excluded Liabilities” as defined in Section 2.4.

“Expiration Date” as defined in Section 9.1.

“HSR Act” as defined in Section 6.6.

“Inbound Technology” as defined in Subsection 3.9.5.

“Inbound Technology Agreements” as defined in Subsection 3.9.5.

“Indemnitee” as defined in Section 9.4.

“Indemnitor” as defined in Section 9.4.

“Inventory” as defined in Section 2.1.7.

“License Agreement” as defined in Subsection 7.1.9

“Outbound Technology Agreements” as defined in Subsection 3.9.6.

“Post-Closing Incentive Consideration” as defined in Subsection 2.7.1.

“Post-Closing Incentive Records” as defined in Subsection 2.7.6.

“Prepaid Expenses” as defined in Subsection 2.1.8.

“Purchase Offer Notice” as defined in Subsection 2.7.10(d).

“Purchase Price Allocation Schedule” as defined in Section 2.6.

“Permits” as defined in Subsection 2.1.5.

“Restrictive Covenants” as defined in Subsection 6.11.2.

“Retained Claims” as defined in Subsection 2.4.4.

“Sale Notice” as defined in Subsection 2.7.10(d).

“SEC” as defined in Section 3.20.

“SEC Documents” as defined in Section 3.20.

“Seller” as defined in the preamble to this Agreement.

“Seller Indemnified Parties” as defined in Section 9.3.

“SSP Consent” as defined in Section 7.1.4.

“Termination Agreement” as defined in Subsection 7.1.7.

“Transfer Taxes” as defined in Section 6.5.

1.3 Other Rules of Construction.

1.3.1 References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements. The words “include”, “including” or “includes” shall be deemed to be followed by the phrase “without limitation” or the phrase “but not limited to” in all places where such words appear in this Agreement. This Agreement is the joint drafting product of Seller and Buyer and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

1.3.2 The phrases “have heretofore been provided” or “has provided” or similar words mean that Seller or Seller’s agents has delivered such information to Buyer or Buyer’s agents.

ARTICLE II

SALE AND PURCHASE

2.1 Transfer of Assets. Upon and subject to the terms and conditions stated in this Agreement, and except as provided in Section 2.2 of this Agreement, on the Closing Date, for the consideration described in Section 2.5 hereof and Buyer’s performance of its other obligations under this Agreement, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall acquire from Seller, free and clear of all Liens, all of the right, title and interest of Seller in and to:

2.1.1 Assigned Intellectual Property;

2.1.2 Copies of all books and records relating to the ISV-403 Development identified in Annex 2.1.2 (the “Books and Records”);

2.1.3 All of the rights of Seller in and to the following contracts identified in Annex 2.1.3 (the “Assigned Contracts”) as of the Closing Date: (a) except as described in Annex 2.1.3(a) the Inbound Technology Agreements and the Outbound Technology Agreements; (b) supply agreements relating to the ISV-403 Development; (c) except as described in Annex 2.1.3(c)-(d), all other outstanding license and/or support and/or supply agreements entered into in the conduct of and relating to the ISV-403 Development after the date hereof but on or before the Closing Date in accordance with this Agreement; and (d) except as described in Annex 2.1.3(c)-(d), all purchase orders and commitments issued or made by Seller to suppliers of the ISV-403 Development outstanding as of the Closing Date which relate to the ISV-403 Development and which have heretofore been provided to Buyer or are entered into in accordance with this Agreement;

2.1.4 All of the goodwill of Seller associated with the ISV-403 Development;

2.1.5 All of Seller’s licenses, permits and franchises, approvals, consents, product registrations or authorizations issued by any Governmental Entity or any third party test house, registrar or certification body, relating to the development or use of the Products or to the operation of the ISV-403 Development, including without limitation, product registrations or applications and approvals or submissions to the FDA or any regulatory body of any foreign government (collectively, the “Permits”);

2.1.6 All of Seller’s claims, causes of action, judgments, and other rights and remedies of whatever nature arising from infringements of Seller’s IP Rights in or to the Assigned Intellectual Property and all other claims of Seller arising from the Purchased Assets or the conduct of the ISV-403 Development, including rights to recoveries for damages for defective goods or services, insurance and refund claims and similar assets of the ISV-403 Development (except to the extent related to Excluded Liabilities);

2.1.7 All goods and materials held for resale or license in connection with the ISV-403 Development or incorporated into or consumed exclusively in connection with the Products including, without limitation, raw materials, work in process and finished goods, owned or controlled by any of the Seller on the Closing Date, regardless of where located (collectively, the “Inventory”); and

2.1.8 All prepaid expenses, royalties, deposits and other current and non-current assets of the Seller to the extent related to the ISV-403 Development, other than those in respect of Income Taxes of Seller (collectively, the “Prepaid Expenses”).

2.2 Excluded Assets. Notwithstanding any other provision of this Agreement, the Purchased Assets shall not include the following (collectively, the “Excluded Assets”):

2.2.1 Any cash and marketable securities owned by Seller;

2.2.2 The assets and rights of Seller not related to the ISV-403 Development; and

2.2.3 The Licensed Intellectual Property.

2.3 Assumption of Liabilities. On the Closing Date, Buyer shall assume and agree to pay and perform only the obligations of Seller arising under the Assigned Contracts after the Closing Date, other than obligations arising from any breach of an Assigned Contract by Seller on or prior to the Closing Date (collectively, the “Assumed Liabilities”).

2.4 Excluded Liabilities. Notwithstanding any provision of this Agreement to the contrary, none of the liabilities of Seller other than the Assumed Liabilities shall be assumed by Buyer, and, except for the Assumed Liabilities, Seller shall retain and remain solely liable for, all of the debts, expenses, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever of Seller, ISV-403 Development or the Purchased Assets, whether known or unknown, accrued or not accrued, fixed or contingent (collectively, the “Excluded Liabilities”), including without limitation, the following:

2.4.1 Any liability related to any Excluded Assets;

2.4.2 Any liability arising under the Assigned Contracts on or prior to the Closing Date or any liability for any breach by Seller or any other Person of any Assigned Contract prior to the Closing Date;

2.4.3 Any liability with respect to any actual or alleged injury to persons or physical damage to property prior to the Closing Date actually or allegedly caused by Seller or its agents;

2.4.4 Any liability under any litigation, proceeding or claim against Seller based, in whole or in part, on events occurring or circumstances existing on or before the Closing Date (the “Retained Claims”);

2.4.5 Any liability or obligation related to Seller’s existing or former employees, consultants or independent contractors;

2.4.6 Any liability for any Taxes incurred or accruing prior to the Closing Date with respect to the ISV-403 Development or the Purchased Assets; and

2.4.7 Any liability for or in respect of any loan, other indebtedness for money borrowed, or account payable of Seller or any Affiliate of Seller.

2.5 Consideration. In consideration of Seller’s performance of this Agreement, the Transactions, Seller’s transfer and delivery of the Purchased Assets to Buyer and Seller’s execution and delivery of the License Agreement, Buyer shall (in accordance with the allocation provided for in Section 2.6) deliver to Seller (i) at Closing, the sum of $1,500,000 (the “Cash Consideration”) by wire transfer to the account which Seller shall specify at least five business days prior to the Closing Date (the “Account”), in immediately available funds; (ii) at Closing, original stock certificates for cancellation by Seller representing Four Thousand (4,000) shares of Series A-1 Preferred Stock of Seller acquired by Buyer pursuant to the Stock Purchase Agreement, and all rights of Buyer with respect to or arising from the purchase or ownership of such shares, including without limitation, rights to accrued and unpaid dividends (the “Stock Consideration”) (the Cash Consideration and the Stock Consideration are collectively referred to as the “Consideration”) and any documentation reasonably necessary to secure and effectuate the cancellation of such stock certificates; (iii) at Closing, the reimbursement of expenses as set forth in Section 6.7; and (iv) at Closing, the Termination Agreement; and (v) after Closing, Post-Closing Incentive Consideration as provided in Section 2.7 hereof.

2.6 Allocation of Consideration. Annex 2.6 allocates the Consideration to be paid by Buyer to the Seller and among each class of Purchased Assets and the Licensed Intellectual Property (the “Purchase Price Allocation Schedule”). Each of Seller and Buyer shall prepare its federal, state, local and foreign Income Tax returns for all current and future tax reporting periods with respect to the transfer of the Purchased Assets to Buyer in a manner consistent with the Purchase Price Allocation Schedule. If any Governmental Entity challenges such allocation, the party first receiving notice of such challenge shall give the other party prompt notice of such challenge, and the Seller and Buyer shall cooperate in good faith in responding to such challenge, in order to preserve the effectiveness of the Purchase Price Allocation Schedule. Neither the Seller nor the Buyer shall report the allocation of the Consideration in a manner inconsistent with the Purchase Price Allocation Schedule.

2.7 Post-Closing Incentive Consideration.

2.7.1 Calculation of Post-Closing Incentive Consideration. During the Post-Closing Incentive Period in each country, Buyer shall pay to Seller consideration of [***] of Net Sales (the “Post-Closing Incentive Consideration”). Notwithstanding the foregoing, Post-Closing Incentive Consideration shall be reduced to [***] of the Net Sales for each Quarter to a purchaser or end user of the Products which is located in a country where (a) no Product sold in such country is covered by a valid claim of the Patent Rights, and there is Competing Product (as defined below) sold in such country or (b) Buyer elects not to pursue action seeking to stop the sale of Competing Product in such country, or (c) Buyer is not entitled to bring or able to initiate an action to or otherwise able to, stop any Person from selling Competing Product in such country. If Buyer elects not to pursue any action seeking to stop the sale of Competing Product in any country as described in (b) above, Buyer shall notify Seller of such determination and Seller shall have the right, but not the obligation, [***], to commence and prosecute legal action

[***]

INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

to stop the sale of Competing Product, and Buyer shall take commercially reasonable action necessary to assist and cooperate with Seller in such action, including by joining in such legal action as a party or, if necessary, assigning to Seller Buyer’s right to commence such legal action, in each case provided [***]. In the event that Seller commences and prosecutes legal action as provided in the preceding sentence, Buyer shall not be [***] in such legal action and Post-Closing Incentive Consideration shall remain at [***] of the Net Sales for each Quarter to a purchaser or end user of the Products in the applicable country where Competing Product is being sold as provided in the sub part (b) of the second sentence of this Subsection until such time, if ever, as Competing Product is no longer sold in such country.

For purposes of this provision, “Competing Product” shall mean any product that incorporates the Assigned Intellectual Property or Licensed Intellectual Property, if the aggregate sales of such product in the country in question exceed [***] of the total market for sales of products in the same therapeutic class of the same type (fluoroquinolones) in such country, as reasonably demonstrated by Buyer.

2.7.2 First Commercial Sale. Post-Closing Incentive Consideration based upon Net Sales shall begin to accrue on the date of the First Commercial Sale.

2.7.3 Internal Sales. Sales of Products between or among Buyer, its Affiliates and sublicensees shall not be subject to any Post Closing Incentive Consideration hereunder, and in such cases Post Closing Incentive Consideration shall be calculated upon Buyer or its Affiliates’ or sublicensees’ Net Sales to an independent third party. Buyer shall be responsible for payment of any Post Closing Incentive Consideration accrued on Net Sales of Products to such independent third party through Buyer’s Affiliates or sublicenses. Post Closing Incentive Consideration shall accrue hereunder only once in respect of the same unit of the Products.

2.7.4 Timing of Payments. Within forty-five (45) days after the end of each Quarter, Buyer shall pay to Seller the Post Closing Incentive Consideration payment due for each Quarter in readily available Dollars.

2.7.5 Currency Conversion. Any Post Closing Incentive Consideration due shall be converted, where applicable, from the currency of the country in which the sale was made into Dollars at the month-end exchange rates for such Quarter as calculated based on the daily exchange rate published in The Wall Street Journal.

2.7.6 Record Keeping. During the period beginning on the date of the First Commercial Sale and for two years after the last royalty-bearing sale in any country, Buyer shall keep full and accurate records relating to its payment obligations hereunder including, without limitation, data used in arriving at the payments required pursuant to this Section 2.6 (“Post-Closing Incentive Records”).

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.7.7 Examination of Records. Buyer shall permit Seller to have Buyer’s Post Closing Incentive Records examined no more often than once per calendar year by an independent certified public accountant, retained and paid by Seller and reasonably acceptable to Buyer, during regular business hours and upon Fifteen (15) days’ advance written notice. Such independent accountant shall keep confidential (under a written confidentiality agreement reasonably acceptable to Buyer) any information obtained during such examination, and shall report to Seller only the amounts of payments which the independent accountant believes to be due and payable hereunder and the data from which such determination is made. A copy of the report of such independent accountant shall be made available to Buyer upon request.

2.7.8 Audit Results. If an audit of Post-Closing Incentive Records conducted under the terms of Section 2.7.7 above shows that Buyer has underpaid Post Closing Incentive Consideration by more than ten percent (10%) for any calendar year, Buyer shall pay the amount due to Seller within forty-five (45) days and shall reimburse Seller for the reasonable costs of such audit.

2.7.9 Offset. Buyer shall have the right to offset against the Post-Closing Incentive Consideration, if any, accruing for a period of [***] commencing on the Closing Date, (i) any amounts owed to Buyer or any Buyer Indemnified Parties pursuant to this Agreement, (ii) any amounts that would be owed to Buyer or any Buyer Indemnified Parties pursuant to this Agreement but for the survival periods set forth in Section 9.1, and (iii) any amounts incurred by Buyer in the defense of any claim arising or asserted against Buyer at any time on or prior to the [***] of the Closing Date, that any Assigned Intellectual Property (a) infringes or induces or contributes to the infringement of any patent or intellectual property right of any Person, or (b) misappropriates any trade secret, know-how, process, proprietary information or other right of any Person, provided that notice of such claim is provided to Seller within such [***] period. For the avoidance of doubt, if no Post-Closing Incentive Compensation is due and owing to Seller at any time that Buyer has incurred amounts which it is entitled to offset, then such amounts shall cumulate and be offset against Post-Closing Incentive Compensation as and when it becomes due and owing to Seller.

2.7.10 Obligation to Develop.

(a) Notwithstanding any provision herein, including without limitation the provisions of this Section 2.7, Buyer is not obligated to continue development of the Product or commercialization of any of the Purchased Assets in the event that Buyer makes a commercially reasonable, good faith determination to discontinue such development or commercialization.

(b) Upon the occurrence of any event constituting Abandonment, as hereafter defined, Buyer shall promptly notify Seller in writing of such Abandonment (the “Abandonment Notice”) and Seller may, at its sole option, by written notice to Buyer (the “Abandonment Offer Notice”), and for a period [***] following Seller’s receipt of such Abandonment Notice, elect to

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

offer to purchase from Buyer the rights to license, develop, commercialize, market and exploit such Products in the Region or Regions where such Abandonment has occurred (the “Abandoned Development Rights”). Upon receipt of an Abandonment Offer Notice pursuant to this Section 2.7.10(b), Buyer shall in good faith negotiate the terms and conditions of sale of the Abandoned Development Rights to Seller, provided however, that if Buyer and Seller do not consummate the sale and purchase of the Abandoned Development Rights within [***] following Seller’s receipt of the Abandonment Notice, Buyer shall have no further obligation to negotiate with Seller with respect to the Abandoned Development Rights.

(c) Buyer shall be deemed to have abandoned its rights to develop, commercialize and market the Products in a Region, and Seller may elect to exercise its rights pursuant to Section 2.7.10(b) if any of the following events occur (“Abandonment”): (i) for a continuous period of twelve (12) months, Buyer or its Affiliates or its or their Sublicensees fails to incur in good faith development and/or research and development expense in connection with the development, commercialization or marketing of the Products in all countries within such Region, or (ii) Buyer notifies Seller in writing of its abandonment of the Product in all countries within such Region.

(d) In the event that Buyer desires to sell all or substantially all of the Purchased Assets, whether or not there has been any Abandonment, Buyer shall notify Seller thereof in writing (the “Sale Notice”) identifying the Purchased Assets that Buyer desires to sell, and Seller may, at its sole option, by written notice to Buyer (the “Purchase Offer Notice”), and for a period [***] following Seller’s receipt of such Sale Notice, elect to offer to purchase from Buyer the Purchased Assets described in the Sale Notice. Upon receipt of a Purchase Offer Notice pursuant to this Section 2.7.10(d), Buyer shall in good faith negotiate exclusively the terms and conditions of sale of the Purchased Assets to Seller and shall not negotiate the sale of all or substantially all of the Purchased Assets to any Person other than Seller, provided however, that if Buyer and Seller do not consummate the sale and purchase of all or substantially all the Purchased Assets within [***] following Seller’s receipt of the Sale Notice, Buyer shall have no further obligation to negotiate with Seller with respect to the sale by Buyer of the Purchased Assets, and Buyer shall be free to sell all or a portion of the Purchased Assets to any Person or Persons on any terms and conditions it desires.

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c) Notwithstanding any contrary provision contained herein, Seller may not assign or transfer (by operation of law or otherwise) its rights pursuant to Subsections 2.7.10(b) or (d), and any attempted or purported transfer or assignment in contravention of the foregoing shall be void.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF SELLER

Except as set forth on (i) the Schedule of Exceptions setting forth exceptions to the specifically identified representations and warranties contained in this Article III and delivered by Seller to Buyer concurrently with this Agreement (the “Schedule of Exceptions”) or (ii) the other Schedules specifically referenced in the representations and warranties, Seller represents and warrants to Buyer as follows:

3.1 Organization, Power, Standing and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Seller has delivered to Buyer complete and correct copies of its organizational documents. Seller is duly qualified to do business and in good standing in each jurisdiction where the conduct of its business or the ownership or operation of its assets requires such qualification except where failure to be so qualified or in such good standing does not result in a Material Adverse Effect.

3.2 Power and Authority. Upon execution and delivery as contemplated herein, this Agreement will be a valid and binding obligation of Seller, enforceable against it in accordance with its terms. Seller has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The Board of Directors of Seller has duly authorized the execution and delivery of this Agreement and the performance of the Transactions. No approval of the stockholders of Seller is required with respect to the consummation of the Transactions.

3.3 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement by Seller, the execution, delivery and performance by Seller of the Collateral Documents to which it is a party and the consummation of the Transactions do not and will not (a) contravene any provision of the Certificate of Incorporation or By-laws of Seller; (b) constitute a breach by Seller of, or result in a Default under or cause the acceleration of any payments pursuant to, any agreement, contract, indenture, lease or mortgage to which Seller is a party or by which any of the Purchased Assets are bound, except for requirements for consents of Persons referred to in Section 3.4; or (c) violate any provision of any Law or Permit to which Seller is subject, except in each case as does not result in a Material Adverse Effect. Seller is not now insolvent and will not be rendered insolvent by the execution, delivery or performance of this Agreement or the consummation of the Transactions.

3.4 Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or any other Person on the part of Seller is required in connection with the execution or delivery by Seller of this Agreement or the consummation of the Transactions other than (a) those which have previously been obtained, or (b) those specified in Schedule 3.4.

3.5 Subsidiaries. Seller has no equity ownership in any other Person conducting the ISV-403 Development or owning any Purchased Assets. No Subsidiary is conducting the ISV-403 Development or owns any Purchased Assets.

3.6 Undisclosed Liabilities. Other than pursuant to or as set forth in the ISV-403 Agreement, the Stock Purchase Agreement, the Assignment and Assumption Agreements, and the Assigned Contracts, Seller does not have any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise that are related to the ISV-403 Development or the Purchased Assets.

3.7 Absence of Certain Changes. From February 25, 2003 to the date of this Agreement, the Seller has operated the ISV-403 Development in the ordinary course and in a manner consistent with past practice, and during such period, there has not been:

3.7.1 Any occurrence or event known to Seller which, individually or in the aggregate, has resulted in or which Seller reasonably expects may result in any Material Adverse Effect;

3.7.2 Other than the Security Agreement and the Equipment Lien Agreement, any sale, transfer, assignment, or grant of any license in or to use any Purchased Assets, or any mortgage or pledge of, or creation of any security interest, lien or encumbrance on, any such asset, or any lease of property of the ISV-403 Development, or any termination or surrender of any lease, right or franchise used in the ISV-403 Development or any action to wind-up or discontinue the ISV-403 Development in any jurisdiction where the ISV-403 Development is conducted; or

3.7.3 Any commitment or agreement by the Seller to do any of the acts set forth in this Section 3.7.

3.8 Purchased Assets. Except as otherwise described in Schedule 3.8, the Purchased Assets and the Licensed Intellectual Property constitute all of the tangible and intangible property used by Seller in the conduct of the ISV-403 Development or necessary for Buyer to conduct the ISV-403 Development as currently conducted. The execution and delivery of this Agreement and the Collateral Documents and other documents to be delivered by Seller to Buyer pursuant to Subsection 8.2.2, upon delivery of the Consideration, will vest at the Closing all of Seller’s right, title and interest in and to the Purchased Assets in Buyer and Buyer will be vested with good and marketable right, title and interest in and to the Purchased Assets, in each case free and clear of any Liens.

3.9 Intellectual Property.

3.9.1 Products. Schedule 3.9.1 lists all products currently in development, marketed or sold by the ISV-403 Development. Seller has heretofore provided Buyer with access to tangible embodiments of Assigned Intellectual Property and Licensed Intellectual Property.

3.9.2 Development Plans. Seller has provided to Buyer copies of all written development plans related to Products in Development and future obligations under the Assigned Contracts.

3.9.3 Documentation. Seller has provided to Buyer copies of all Documentation reasonably related to the ISV-403 Development or used in the ISV-403 Development.

3.9.4 Title. Seller owns all right, title and interest in and to the Purchased Assets or, under the Inbound Technology Agreements, is licensed legally enforceable rights to use the Purchased Assets to conduct the ISV-403 Development as currently conducted and, to its Knowledge, to make, sell, license and distribute the Products in the United States and, to the actual knowledge of Seller, without inquiry or investigation, outside the United States. Other than pursuant to the Security Agreement and the Equipment Lien Agreement, there are no Liens on the Purchased Assets, and upon execution and delivery at Closing of the Security Agreement Amendment and the Equipment Lien Agreement Amendment, the Purchased Assets will be free and clear of all Liens. Except for portions licensed pursuant to the Inbound Technology Agreements or rights granted pursuant to the Outbound Technology Agreements, to its Knowledge, Seller holds valid and enforceable IP Rights in and to the Purchased Assets. Seller has used good faith in the prosecution of all patents included in the Purchased Assets and has performed commercially reasonable patent searches and reviews with respect to all patents and patent rights included in the Purchased Assets. Except as set forth in Schedule 3.9.4, Seller did not use any Person other than past or current employees of, or consultants to, Seller (“Contributors”) in the development of the Products in Development and the development, invention, creation and authoring of the Purchased Assets. All Contributors executed valid and binding written agreements with Seller under which the Contributors agreed to maintain confidentiality and expressly assigned all right, title and interest in the Products in Development and the Purchased Assets to the Seller, waiving the Contributors’ non-assignable rights (including moral rights) in favor of the Seller and its permitted assigns and licensees. None of the Contributors has any valid claim to ownership, joint ownership or any other interest in or to any portion of the Products in Development or the Purchased Assets.

3.9.5 Inbound Technology Agreements. Seller uses certain third party IP Rights exclusively in the ISV-403 Development (“Inbound Technology”), which are licensed to Seller pursuant to written agreements providing Seller with licenses or other rights to develop, market, distribute, sell, license, use or otherwise exploit the Inbound Technology to the extent provided in such agreements (collectively, the “Inbound Technology Agreements”), each of which is identified on Schedule 3.9.5. Seller has provided to Buyer true and complete copies of each such Inbound Technology Agreement. Seller has not received any notice of, and there are no circumstances which would give rise to, any termination, Default, cancellation or breach under, any Inbound Technology Agreement.

3.9.6 Outbound Technology Agreements. Seller has not: (a) sold, licensed, transferred or assigned to, or otherwise provided for the benefit of, any Person, any Assigned Intellectual Property, (b) granted any Person the right to sublicense any Assigned Intellectual Property to any other Person, or (c) granted any third party ownership rights in or to any Assigned Intellectual Property, except pursuant to written agreements (“Outbound Technology Agreements”), each of which is listed in Schedule 3.9.6. Seller has provided to Buyer true and complete copies of each such Outbound Technology Agreement.

3.9.7 No Claims. (a) Seller has received no notice of any claim, demand, suit or other assertion by any Person; and (b) to the Knowledge of Seller, there are no circumstances which would (or are reasonably likely to) give rise to any claim, demand, suit or other assertion by any Person other than a party to this Agreement, that such Person has superior rights, ownership or shared ownership requiring any payments to any Person other than as provided in this Agreement, or other interest of any kind or nature in or with respect to, the Assigned Intellectual Property.

3.9.8 No Government Funding. Seller has not received funding from any Governmental Entity or any academic funding which (a) was used in the development of the ISV-403 Development, the Assigned Intellectual Property or the Products; or (b) precludes Buyer from making any desired change to the ISV-403 Development or the Assigned Intellectual Property or combining them with other technology or exploiting or marketing them in any manner.

3.9.9 No Claims Against Contributors. No Person has claimed, and to the Knowledge of Seller, no Person has reason to claim that, any Contributor, by virtue of its participation in the development of the Assigned Intellectual Property, has thereby: (a) violated any of the terms or conditions of any employment, non-competition or non-disclosure agreement; (b) disclosed or utilized any trade secret or proprietary information or documentation in an unauthorized manner; (c) tortiously interfered with or breached any agreement; or (d) violated or exceeded the scope of any Law or agreement.

3.9.10 Protection. Seller has taken all reasonable measures to protect the proprietary rights of Seller to the Assigned Intellectual Property.

3.9.11 Noninfringement. The Assigned Intellectual Property in its form as of the Closing and to the extent of its use in the ISV 403 Development does not, to the Knowledge of Seller, infringe or misappropriate any IP Rights of a third party. Seller has not received notice of and, to the Knowledge of Seller, there is no basis for any complaint, assertion, threat or allegation that would contradict the foregoing. For purposes of this Subsection 3.9.11, knowledge shall not be inferred solely because the claimant complied with patent marking requirements or statutory copyright notice provisions.

3.9.12 Judgments and Settlements. The Assigned Intellectual Property and, to the Knowledge of Seller, the right of any third party licensor to the intellectual property licensed pursuant to the Inbound Technology Agreements, are not subject to any outstanding settlement agreement, order, ruling, decree, judgment, or stipulation preventing their use by Buyer in the ISV-403 Development.

3.9.13 Warranties and Warranty Claims. Other than as set forth in the Outbound Technology Agreements, Seller has not made any written or other binding warranty or representation with respect to any of the Assigned Intellectual Property, or any product that embodies or utilizes any of it.

3.9.14 Export Compliance. Seller’s conduct of the ISV-403 Development is in compliance with all applicable Laws relating to export and re-export, except as will not result in a Material Adverse Effect.

3.10 IP Rights.

3.10.1 Patents. Annex 1.1 identifies: (a) all patents and patent applications (United States and foreign) that have been issued or assigned to Seller, and (b) all invention disclosure statements prepared by or for Seller, in each case, claiming or disclosing inventions used in or necessary to the ISV-403 Development as currently conducted. Except as set forth in Schedule 3.10.1, Seller has provided or will provide prior to Closing to Buyer true and complete copies of all such patent and patent applications (as amended to date) and has provided or will provide prior to Closing to Buyer all of Seller’s internal documentation, the files of patent counsel, a copy of the file wrapper for each and any validity opinions and valuations, whether internally or externally prepared, relating to such patents, applications and invention disclosure statements, and has provided or will provide prior to Closing to Buyer true and complete copies of all other material written documentation evidencing ownership, prosecution and enforcement (if applicable) of each such item, except to the extent constituting Excluded Assets. Neither Seller nor any Affiliate of Seller owns or has rights to any patent or patent application that will relate to or affect Buyer’s rights in the Assigned Intellectual Property, other than as set forth on Schedule 3.10.1.

3.10.2 Copyrights and Trademarks. (a) Schedule 3.10.2 lists all worldwide registered copyrights of Seller that constitute Assigned Intellectual Property or are used by Seller in ISV-403 Development (the “Copyrights”), along with information as to Seller’s ownership thereof or licenses or rights therein and registration thereof. All trademarks, service marks, trademark registrations, and trade names that constitute Assigned Intellectual Property or are used by Seller in ISV-403 Development (collectively, the “Trademarks”) are listed on Schedule 3.10.2 (whether registered or common law), along with information as to Seller’s ownership thereof or licenses or rights therein and registrations or applications and related information thereof (including but not limited to any applicable docketing or filing deadline dates occurring within six (6) months from the date of this Agreement). No Trademark registration identified in Schedule 3.10.2 has expired or been canceled, and no notice of any third party claim or petition for cancellation with respect to any such registration or application has been received by Seller. To the Knowledge of Seller, except as listed on Schedule 3.10.2, (i) there are no restrictions on the use of the Copyrights or Trademarks that constitute Assigned Intellectual Property that would affect Buyer’s use of the Copyrights or Trademarks in connection with the ISV-403 Development, and (ii) no Copyrights and Trademarks that constitute Assigned Intellectual Property are being infringed, violated, misappropriated or otherwise conflicted with by any Person.

(b) Seller represents and warrants that (i) the Copyrights and Trademarks are valid, enforceable and owned exclusively by Seller (except as provided in Schedule 3.10.2), (ii) Seller has the unencumbered and unrestricted right to use, license and convey ownership and title of the Copyrights and Trademarks that constitute Assigned Intellectual Property to Buyer free and clear of all liens, security interests, consents, judgments and any and all other encumbrances without payment to any third party except as may be imposed by applicable bankruptcy, insolvency and similar laws and general equitable principles, (iii) Seller has not granted to any party the right to use the Copyrights and Trademarks that constitute Assigned Intellectual Property, (iv) Seller has received no notice of any claim, demand, suit or other assertion by any third party, and to the Knowledge of Seller, there are no circumstances which would (or are reasonably likely to) give rise to any claim, demand, suit or other assertion by any Person other than a party to this Agreement, that such Person has superior rights, ownership or shared ownership requiring any payments to any Person other than as provided in this Agreement, or other interest of any kind or nature in or with respect to, the Copyrights and Trademarks that constitute Assigned Intellectual Property, (v) Seller has taken all reasonable measures to protect the proprietary rights of Seller to the Copyrights and Trademarks and in no instance has the eligibility of the Copyrights and the Trademarks that constitute Assigned Intellectual Property for protection under applicable Law been forfeited to the public domain for any reason, and (vi) to the Knowledge of Seller, the Copyrights and Trademarks that constitute Assigned Intellectual Property do not infringe or otherwise conflict with the copyright, trademark or other intellectual property rights of any Person and Seller has not received notice of and has no knowledge of any complaint, assertion, threat or conflict that would contradict the foregoing.

3.11 Trade Secrets. Seller has used reasonable commercial efforts to safeguard and protect any trade secrets included in the Purchased Assets. To the Knowledge of Seller, there has been no violation of the trade secret protection practices and procedures of Seller by any Person or the misappropriation of any trade secret included in the Purchased Assets by any Person.

3.12 Contracts. Set forth on Schedule 3.12 are lists of the following documents (the “Contracts”), true and complete copies of which (and all amendments and modifications thereof and consent and waivers thereunder) Seller has provided to Buyer: the Assigned Contracts, and all written contracts with any Person relating to professional services or product development for the ISV-403 Development. There is no Default on the part of Seller, or written notice of or Knowledge of Seller of any Default on the part of any other party, in the performance of any obligation to be performed or paid under any Contract.

3.13 Restrictions on ISV-403 Development Activities. Other than the ISV-403 Agreement and the SSP License, there is no agreement to which Seller, with respect to the ISV-403 Development, is a party, nor any judgment, injunction, order or decree affecting the ISV-403 Development which prohibits or limits the scope of development or marketing of the Products.

3.14 Suppliers. Schedule 3.14 lists all suppliers with respect to the ISV-403 Development.

3.15 Litigation. There are no actions, suits, proceedings, orders, grievance procedures or claims pending by or against or, to the Knowledge of Seller, threatened against, or investigations involving Seller related to the ISV-403 Development or the Purchased Assets; and Seller is not subject to, or in Default of, any outstanding order, writ, injunction, judgment or decree of any Governmental Entity related to the ISV-403 Development or the Purchased Assets.

3.16 Compliance with Laws and ISV-403 Development Permits. Seller is in compliance with and has conducted its business to comply with all Laws applicable to it in the conduct of the ISV-403 Development except where failure to comply with any such Laws will not result in a Material Adverse Effect. Seller has not received any written notice of any asserted failure to comply with such Laws. Seller holds all business permits, certificates and other licenses or authorizations necessary for the ownership and conduct of the ISV-403 Development in each domestic and foreign jurisdiction where the ISV-403 Development is currently conducted, except where failure to hold any such permit, certificate, license or authorization will not result in a Material Adverse Effect.

3.17 Conflicts of Interest. Neither Seller nor, to its Knowledge, any of its Affiliates, is an officer, director, employee or consultant of, or owns or otherwise controls any Person which is, or is engaged in business as, a competitor, customer or supplier of the ISV-403 Development.

3.18 Brokers’ or Finders’ Fees. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transactions.

3.19 Insurance. Seller maintains general liability, product liability, fire, theft, business interruption, use and occupancy, employee fidelity, workers’ compensation, disability and other forms of insurance covering the ISV-403 Development and its assets and employees, all of which are listed on Schedule 3.19, with such coverages and in such amounts as are listed on Schedule 3.19, which coverages and amounts are (a) equal to or in excess of such coverages or amounts required by any applicable Law, and (b) in compliance with applicable agreements.

3.20 SEC Documents. Since February 25, 2003, Seller and its Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including all such proxy information, solicitation statements and registration statements, and any amendments thereto required to have been filed (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents.

3.21 Disclosure. No representation or warranty made by Seller in this Agreement or any instruments or certificates delivered by Seller pursuant to Subsection 8.2.2 contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1 Organization. Buyer is a corporation duly organized and subsisting under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets owned and operated by it.

4.2 Power and Authority. Upon execution and delivery as contemplated herein, this Agreement will be a valid and binding obligation of Buyer enforceable against it in accordance with its terms. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance of the Transactions by Buyer has been approved by all necessary action on behalf of Buyer. No approval of the stockholders or Board of Directors of Buyer is required with respect to the consummation of the Transactions.

4.3 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement by Buyer, the execution, delivery and performance by Buyer of the Collateral Documents to which it is a party and the consummation of the Transactions do not and will not (a) contravene any provision of the organizational documents of Buyer, or (b) constitute a breach of, or result in a Default under or cause the acceleration of any payments pursuant to, any agreement, contract, indenture, lease or mortgage to which Buyer is a party or by which either Buyer or its assets is bound, or violate any provision of any applicable Law, permit or license to which Buyer is subject, where any such breaches, Defaults or violations would materially impair the ability of Buyer to consummate and perform the Transactions.

4.4 Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or any other Person on the part of Buyer is required in connection with the execution or delivery by Buyer of this Agreement or required of

Buyer in connection with the consummation of the Transactions other than (a) those which have previously been obtained, (b) those specified in Annex 4.4, or (c) such permits, consents, approvals, authorizations, designations, declarations or filings the absence of which, individually or in the aggregate, would not materially impair the ability of Buyer to consummate the Transactions.

4.5 Brokers’ and Finders’ Fees. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transactions.

4.6 Disclosure. No representation or warranty made by Buyer in this Agreement or any instruments or certificates delivered by Buyer pursuant to Subsection 8.2.1 contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

ARTICLE V

PRECLOSING COVENANTS OF SELLER

5.1 Access. Prior to the Closing or earlier termination of this Agreement, Seller shall provide or make available to Buyer and its representatives such additional information concerning the ISV-403 Development and the Purchased Assets as Buyer reasonably requests. Seller shall give Buyer and Buyer’s representatives access to all of the facilities, books and records of Seller related to the ISV-403 Development during normal business hours, and Seller shall use all commercially reasonable efforts to make Seller’s officers and employees (including all technical employees) available to Buyer during normal business hours as Buyer shall from time to time reasonably request.

5.2 Conduct of ISV-403 Development. From the date of this Agreement through the Closing Date, except as otherwise specifically set forth in this Agreement, Seller shall conduct the ISV-403 Development in the ordinary course, consistent with past practice, and as provided below:

5.2.1 Except as otherwise specifically set forth in this Agreement, in the ISV 403 Agreement, or with the prior written consent of Buyer, Seller covenants that it shall:

(a) use all commercially reasonable efforts to preserve intact the ISV-403 Development and its relationships with customers, suppliers and parties to the Assigned Contracts;

(b) use all commercially reasonable efforts to maintain the good will of customers, suppliers, parties to the Assigned Contracts and other Persons to whom the ISV-403 Development sells goods or provides services or with whom the ISV-403 Development has significant relationships and shall notify Buyer of any written notice of Default or Default known to Seller;

(c) make payments on their liabilities with respect to the ISV-403 Development to suppliers, employees, trade creditors, parties to the Assigned Contracts and other third parties and not delay in making any payments (unless contesting such payments in good faith) or enter into extended payment terms; and

(d) maintain the books and records of the ISV-403 Development consistent with past practice.

5.2.2 Except as otherwise specifically set forth in this Agreement, or with the prior written consent of Buyer, Seller covenants that with respect to the ISV-403 Development it shall not:

(a) sell, lease or transfer any Purchased Asset;

(b) cause or permit to arise any encumbrance on any Purchased Asset;

(c) enter into any new agreement, or any amendment, modification or change to any of the Assigned Contracts or any agreement or contract relating to the ISV-403 Development or the Purchased Assets;

(d) give any notice of Default or breach, or renewal, non-renewal or cancellation to any Person pursuant to any Inbound Technology Agreement, Outbound Technology Agreement or Supply Agreement;

(e) sell, assign, or otherwise transfer any rights in the patents or patent applications listed on Annex 2.1.1, to any third party;

(f) enter into any strategic alliance of any kind with respect to the ISV-403 Development;

(g) commence cease and desist demands, litigation or other proceedings to perfect, maintain, or enforce the IP Rights of Seller with respect to the Assigned Intellectual Property;

(h) take any action to diminish insurance coverages for the ISV-403 Development or the Purchased Assets from existing levels;

(i) take any action which would result in a breach of any of Seller’s representations or warranties in this Agreement or interfere with Seller’s ability to perform all of its obligations under this Agreement; or

(j) authorize any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

5.3 No Shopping. From the date of this Agreement until the Closing Date or the earlier termination of this Agreement, Seller shall not, and Seller shall direct and cause its

Affiliates, employees, agents and representatives (including any investment banker, attorney or accountant retained by Seller) not to, directly or indirectly, initiate, solicit or encourage, any inquiries in respect of or the making of, any Acquisition Offer (as defined below) or engage in any negotiations concerning or provide any confidential or nonpublic information or data to, or afford access to the employees, properties or books or records of the ISV-403 Development to, or have any discussions with, any Person relating to an Acquisition Offer, or otherwise facilitate any effort or attempt to make or implement an Acquisition Offer. Within five (5) business days after receipt of an Acquisition Offer or any request for confidential or nonpublic information relating to or for access to the employees, properties, books or records of the ISV-403 Development by any Person who indicates that they may be considering making, or has made, an Acquisition Offer, Seller shall notify Buyer of the fact that such event has occurred and shall notify Buyer of the Person making such inquiry or an Acquisition Offer. The term “Acquisition Offer” means any offer or proposal for (i) the direct or indirect disposition, transfer or lease of any portion of the ISV-403 Development or any of the Purchased Assets to any Person other than Buyer, or (ii) the sale or exchange of any stock of Seller or the Subsidiaries with or to any third party, or the merger or amalgamation of Seller (other than into Seller) or Subsidiaries that in either case would impair or delay Seller’s ability to perform its obligations hereunder and consummate the Transactions, unless the acquiror expressly acknowledges and confirms the existence of all of the obligations of Seller under this Agreement and the Collateral Documents.

5.4 Consents.

5.4.1 Seller shall, at its sole cost and expense, use its reasonable commercial efforts to promptly obtain the consents of all requisite Persons so as to vest all of the rights and obligations of Seller under the Assigned Contracts, Assigned Intellectual Property and Permits and other Purchased Assets in Buyer as of the Closing Date, including without limitation, obtaining the consent of SSP Co., Ltd. pursuant to the SSP Consent. Buyer shall, at Seller’s request, use commercially reasonable efforts to assist Seller in obtaining such consents and shall have the right, if additional assurances with respect to the assumption of obligations by Buyer are requested by the Person from whom consent is sought, to participate, directly or through its representatives, in the process of obtaining such consents, provided, however, that Buyer shall not be required to make any payment to any Person or undertake any other obligation or liability in connection with obtaining any such consent. The forms of such consents shall be in recordable form and subject to the prior approval of Buyer.

5.4.2 For any Trademark registration or application which is not recorded at the appropriate trademark office in the name of Seller as of the date hereof, Seller shall cooperate with Buyer to effect the recordation of (a) the assignment of the registration or application either (i) first to the applicable Seller then to Buyer or its designee or (ii) to Buyer or its designee directly and (b) any necessary change of name or other ancillary documents and Buyer will reimburse Seller for all reasonable out of pocket expenses incurred in connection therewith. Seller shall use commercially reasonable efforts to obtain on each assignment as required by local practice, the notarized and legalized signature of the record owner of each registration or application and, if necessary, the signature of Seller, within ninety (90) days after receipt of the form of assignment document from Buyer.

5.5 Pre-Closing Litigation Consultation. Seller shall consult with Buyer regarding the prosecution and conduct of any pending litigation which may affect a Purchased Asset or an Assumed Liability, and shall not, without Buyer’s prior written consent, which shall not be unreasonably withheld, settle any such litigation or take any dispositive actions in such litigation.

ARTICLE VI

OTHER COVENANTS

6.1 Good Faith Efforts. Seller and Buyer will use all reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions as promptly as practicable.

6.2 Laws Affecting Transfer of Permits. Seller shall and, if required, Buyer shall make any necessary filings with the appropriate Governmental Entities required to transfer the Permits under the Laws of the jurisdictions where the ISV-403 Development is conducted.

6.3 Public Announcements. On or before the Closing Date, Buyer and Seller shall not (nor shall they permit any of their respective Affiliates to), without prior consultation with the other party and such other party’s review of and consent to any public announcement concerning the Transactions, issue any press release or announcement concerning this Agreement or the Transactions without the consent of the other, except for disclosures required by law or stock market regulations, in which case such press releases or announcements shall be reviewed and approved by both Buyer and Seller in advance. During such period Seller and Buyer shall, to the extent practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of its issuance and to reflect the reasonable and good faith comments of such other party. The parties intend that the initial announcement of the terms of the Transactions shall be made promptly following the execution of this Agreement by joint press release of Buyer and Seller mutually acceptable to Buyer and Seller.

6.4 Confidentiality.

6.4.1 Following the Closing Date, Seller shall, and shall use commercially reasonable efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any Person without the prior written consent of Buyer, and not use in any manner whatsoever, any confidential business or technical information remaining in their possession to the extent exclusively concerning the ISV-403 Development or the Purchased Assets (the “Confidential Information”) except as otherwise required by Law or order of a court or other Governmental Entity; provided, however, that in the event that Seller becomes legally compelled to disclose any of the Confidential Information, Seller shall provide Buyer with prompt written notice thereof so that Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Seller agrees that it shall furnish only that portion of the Confidential Information which it is advised in writing by counsel that it is legally required to disclose, and further, Seller shall exercise its reasonable business efforts to obtain reliable assurances that confidential treatment will be accorded any Confidential Information which is so disclosed.

6.4.2 Promptly following the Closing Date, Seller shall deliver to Buyer all materials remaining in its possession containing any such Confidential Information, including all copies, extracts, adaptations, and transcriptions thereof. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the disclosure of the tax treatment and tax structure of the Transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the parties hereto acknowledges and agrees that it does not know or have any reason to know that its use or disclosure of information relating to the tax treatment and tax structure of the Transactions is limited in any other manner. To the extent that disclosure of the tax treatment and tax structure of the Transactions is limited by any existing agreement among any of the parties hereto, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the tax treatment and tax structure of the Transactions.

6.5 Transfer Taxes. All excise, sales, use, transfer, stamp, documentary, filing, recording and other similar taxes or fees which may be imposed or assessed as the result of the Transactions (“Transfer Taxes”), together with any interest or penalties with respect thereto shall be paid by Seller at its sole expense. All Tax Returns required to be filed in connection with any Transfer Taxes shall be prepared and filed when due by Seller, at its sole expense. Seller shall promptly provide Buyer with copies of such Tax Returns. All Transfer Tax Returns shall be prepared on a basis consistent with the Purchase Price Allocation Schedule.

6.6 HSR Filing. Buyer and Seller shall have determined, upon advice of counsel, that no filing is required pursuant to the Hart-Scott-Rodino Act (“HSR Act”). Buyer and Seller shall furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with reaching such determination.

6.7 Reimbursement of Budgeted Expenses.

(a) On the date hereof, Buyer shall reimburse Seller in the amount of [***] for Seller’s budgeted and incurred expenses in furtherance of development of the Product from November 1, 2003 through November 30, 2003.

(b) At Closing, Buyer shall reimburse Seller for Seller’s budgeted expenses in furtherance of development of the Product identified in Schedule 6.7 hereto to the extent such expenses are actually incurred by Seller from December 1, 2003 through the Closing Date, and the activities related to such budgeted expenses are actually performed by Seller. In the event that this Agreement is terminated prior to Closing, Buyer shall not be obligated to make any payments pursuant to this Section 6.7.

6.8 Cooperation Regarding Audits and Litigation. Upon reasonable prior written notice given by Buyer to Seller or Seller to Buyer, as the case may be, each party shall provide

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the other with access to such information and employees during normal business hours as either party may reasonably request in connection with any actions, suits or proceedings relating to the ISV-403 Development or the Retained Claims.

6.9 Insurance Claims. After the Closing Date, Seller and Buyer shall cooperate with Seller’s insurers in processing all claims arising with respect to acts, omissions, or occurrences in connection with or related to the Purchased Assets prior to the Closing Date and shall cooperate with Buyer’s insurers in processing all claims with respect to acts, omissions, or occurrences in connection with or related to the Purchased Assets after the Closing Date.

6.10 Additional Assurances. After the Closing Date, Seller shall and shall cause its Affiliates to take such additional actions and execute any such additional documents and instruments as may be reasonably necessary to fully vest Seller’s ownership, rights and privileges in the Purchased Assets in Buyer. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer of any Purchased Asset is prohibited by any applicable Law or would require any Governmental Entity or other third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing and Buyer shall have waived the applicable condition to Closing with respect to such item(s), this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing, the parties shall use reasonable efforts and shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits and liabilities of use of such Purchased Asset. Once such authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of a Purchased Asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Seller shall and shall cause its Affiliates to promptly assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Purchased Asset to Buyer for no additional consideration. To the extent that any such Purchased Asset cannot be transferred or the full benefits and liabilities of use of any such Purchased Asset cannot be provided to Buyer following the Closing pursuant to this Section 6.11, then Buyer and Seller shall enter into such arrangements (including subleasing or subcontracting if permitted) designed to provide to Buyer the economic and operational equivalent of obtaining such authorization, approval, consent or waiver and the performance by Buyer of the obligations thereunder to the extent permitted by Law. In the event that Seller determines that it has breached its representation or warranty contained in Section 3.8 hereof or Buyer notifies Seller that Seller has breached such representation and warranty, in addition to any other remedies available to Buyer pursuant to this

Agreement, at Law or in equity, Seller shall promptly convey to Buyer, for no additional consideration, all of Seller’s right, title and interest in and to any tangible property used by Seller on or prior to the Closing Date in the ISV-403 Development and any intangible property used by Seller on or prior to the Closing Date exclusively in the ISV-403 Development and shall promptly license to Buyer, for no additional consideration and on the terms and conditions set forth in the License Agreement, any intangible property used by Seller on or prior to the Closing Date in the ISV-403 Development and in its other business activities.

6.11 Covenant Not to Compete.

6.11.1 Except as and to the extent provided in Section 2.1 of the License Agreement, for a period of [***] after the Closing Date, Seller agrees that it will not, and will cause its Subsidiaries not to, alone or with any other Person, (a) [***] (the “Competitive Activity”), provided, however, that Seller may request Buyer’s consent to [***], which consent may be granted or denied in Buyer’s sole and complete discretion or (b) directly or indirectly (i) [***], or (ii) [***] Competitive Activity. Accordingly, Seller and Buyer hereby acknowledge and agree that Seller is currently pursuing and shall be allowed hereunder to continue pursuing an antibiotic program named ISV-401, and may enter into the development of [***].

6.11.2 In the event Seller or its Subsidiaries breaches, or threatens to commit a breach of, any of the provisions of Subsection 6.11.1 (the “Restrictive Covenants”), Buyer shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity: (a) the right and remedy to enjoin the breaching party from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer; and (b) the right and remedy to require the breaching party to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by such party as the result of any transactions constituting a breach of the Restrictive Covenants.

6.11.3 Seller acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.11.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Buyer’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

6.12 Post-Closing Services. Notwithstanding the provisions of Section 6.11 hereof, from and after the Closing Date, Seller shall, for the benefit of Buyer, perform the services identified in Annex 6.12 hereto. The terms, conditions and timing of such services shall be as set forth in Annex 6.12. As compensation for performing such services, Seller shall be paid as provided in Annex 6.12. Seller will not incur expenses or invoice Buyer in any month identified in Annex 6.12 in excess of the total Internal and Outside Service amounts set forth for such month in Annex 6.12 without the prior written consent of Buyer.

ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING

7.1 Conditions to Obligation of Buyer to Close. The obligation of Buyer to consummate the Transactions on the Closing Date shall be subject to the satisfaction or the waiver by Buyer of the following conditions on or prior to the Closing Date:

7.1.1 Representations and Warranties; Compliance with Agreement. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except to the extent that any representation is qualified by its terms with reference to materiality, in which case such representation shall be true and correct as written) as of the date of this Agreement and, except for any changes contemplated by this Agreement or representations that expressly speak as of a certain date, as of the Closing Date as though made on and as of the Closing Date; Seller shall have performed all covenants and agreements to be performed by it under this Agreement in all material respects (except to the extent that any covenants are qualified by its terms with reference to materiality, in which case such covenant shall have been performed as written) on or prior to the Closing Date; and Seller shall have delivered to Buyer a certificate of Seller’s chief executive officer or chief financial officer to such effect, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel;

7.1.2 Government Approvals. All consents or approvals of the Transactions by Governmental Entities shall have been granted;

7.1.3 Litigation Affecting Closing. No action, suit or proceeding shall have been instituted by any Governmental Entity, before a court or Governmental Entity, to restrain or prevent the consummation of the Transactions or the performance by any of the parties hereto of their respective obligations under or with respect to this Agreement and no statute shall have been enacted and there shall be no injunction, restraining order or decree or any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the Transactions;

7.1.4 Required Consents. The Product Development and Cross-License Assignment, Amendment and Consent Agreement in the form of Exhibit 7.1.4, with such changes, if any, as are agreed to in writing by Seller and Buyer (the “SSP Consent”) shall have been executed and delivered by Seller and SSP, and the consents set forth on Annex 4.4 and Schedule 3.4 shall have been obtained on terms that do not modify any agreement included in the Purchased Assets in a manner that would impose an obligation on the Buyer after the Closing Date other than those set forth in such agreements on the date of this Agreement;

7.1.5 No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have been any occurrence or event which, individually or in the aggregate, (i) has resulted in or which Seller reasonably expects will result in any Material Adverse Effect and Seller shall have delivered to Buyer a certificate of its chief financial officer to such effect, dated the Closing Date, or (ii) Buyer reasonably expects will result in any Material Adverse Effect;

7.1.6 Opinion of Counsel for Seller. Outside Counsel for Seller shall have delivered to Buyer its opinion, dated the Closing Date, containing the opinions in the form set forth in Exhibit 7.1.6;

7.1.7 Termination Agreement. Seller shall have executed and delivered to Buyer an agreement terminating the ISV-403 Agreement and the Stock Purchase Agreement and acknowledging that Buyer has no rights or interests in or to the Series A-1 Preferred Stock issued by Seller in the form of Exhibit 7.1.7 (the “Termination Agreement”);

7.1.8 Collateral Documents. Seller shall have executed and delivered to Buyer the Collateral Documents to which it is a party;

7.1.9 License Agreement. Seller shall have executed and delivered to Buyer a license agreement in the form of Exhibit 7.1.9 (the “License Agreement”);

7.1.10 Assignment and Assumption Agreement. Seller shall have executed and delivered to Buyer an assignment and assumption agreement in the form of Exhibit 7.10 (the “Assignment and Assumption Agreement”);

7.1.11 Bill of Sale. Seller shall have executed and delivered to Buyer a bill of sale in the form of Exhibit 7.1.11 (the “Bill of Sale”);

7.1.12 Equipment Lien Amendment and Security Agreement Amendment. Seller shall have delivered to Buyer the Equipment Lien Agreement Amendment and the Security Agreement Amendment, duly executed by Seller and the “Holders” as such term is defined in the Equipment Lien Agreement and the Security Agreement, respectively, together with UCC-3 forms consistent with the Equipment Lien Agreement Amendment and the Security Agreement Amendment for recording by Buyer on the Closing Date; and

7.1.13 Other Documents. Seller shall have delivered to Buyer such other documents and instruments as Buyer or its counsel may reasonably request in good faith to effect the transfer of the Purchased Assets pursuant to this Agreement.

7.2 Conditions to Obligations of Seller to Close. The obligation of Seller to consummate the Transactions on the Closing Date shall be subject to the satisfaction or the waiver by Seller of the following conditions on or prior to the Closing Date:

7.2.1 Representations and Warranties; Compliance with Agreement. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except to the extent that any representation is qualified by its terms with reference to materiality, in which case such representation shall be true and correct as written) as of the date of this Agreement and, except for any changes contemplated by this Agreement or representations that expressly speak as of a certain date, as of the Closing Date as though made on and as of the Closing Date; Buyer shall have performed all covenants and agreements to be performed by them under this Agreement in all material respects (except to the extent that any covenants are qualified by its terms with reference to materiality, in which case such covenant shall have been performed as written) on or prior to the Closing Date; and Buyer shall have delivered to Seller a certificate of an authorized Vice President of Buyer to such effect, dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel;

7.2.2 Government Approvals. All consents or approvals of the Transactions by Governmental Entities shall have been granted other than those which would not have a Material Adverse Effect or constitute a violation of Law if not granted as of the Closing Date;

7.2.3 Litigation Affecting Closing. No action, suit or proceeding shall have been instituted by any Governmental Entity, before a court or Governmental Entity, to restrain or prevent the consummation of the Transactions or the performance by any of the parties hereto of their respective obligations under or with respect to this Agreement and no statute shall have been enacted and there shall be no injunction, restraining order or decree or any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the Transactions;

7.2.4 Required Consents. The SSP Consent shall have been executed and delivered by Buyer and SSP;

7.2.5 Termination Agreement. Buyer shall have executed and delivered to Seller the Termination Agreement;

7.2.6 Assignment and Assumption Agreement. Buyer shall have executed and delivered to Seller the Assignment and Assumption Agreement;

7.2.7 License Agreement. Buyer shall have executed and delivered to Seller the License Agreement; and

7.2.8 Other Documents. Buyer shall have delivered to Seller such other documents and instruments as Seller or its counsel may reasonably request in good faith connection with the assumption of the Purchased Assets and the Assumed Liabilities.

ARTICLE VIII

THE CLOSING

8.1 Time and Place. The Closing shall be held at 10:00 a.m. on December 30, 2003 at the offices of Nixon Peabody LLP, Rochester, New York or at such other time and at such other place, as shall be mutually agreed to by Buyer and Seller (the “Closing Date”).

8.2 Conduct of Closing.

8.2.1 As to Buyer. At the Closing, Buyer shall, in exchange for the Purchased Assets, deliver to Seller, in each case duly executed by Buyer:

(a) The Cash Consideration in the amount set forth in Section 2.5;

(b) The Stock Consideration described in Section 2.5;

(c) The certificate required by Subsection 7.2.1;

(d) A certificate dated the Closing Date and signed on behalf of Buyer by its respective Secretary or Assistant Secretary attaching (i) a certificate issued by the Secretary of State of New York as of a date within fifteen (15) business days of the Closing Date evidencing that Buyer is a subsisting corporation, and (ii) specimen signatures of the incumbent officers of Buyer executing this Agreement and the Collateral Documents;

(e) The Assignment and Assumption Agreement specified in Subsection 7.2.6;

(f) The SSP Consent specified in Section 7.2.4;

(g) The Termination Agreement specified in Subsection 7.2.5;

(h) The License Agreement specified in Subsection 7.2.7; and

(i) Such other documents and instruments as Seller or its counsel may reasonably request pursuant to Subsection 7.2.8.

8.2.2 As to Seller. Seller shall deliver or shall cause to be delivered to Buyer, in each case duly executed by Seller:

(a) The Bill of Sale, Assignment and Assumption Agreement, Termination Agreement, License Agreement, the documents and instruments referred to in Section 7.1.12, and the SSP Consent and, provided that SSP has executed the SSP Consent, the SSP Consent executed by SSP;

(b) All copies of the Documentation, all copies of the Assigned Intellectual Property, all records and tangible materials embodying or reflecting any of the Purchased Assets, all original Trademark and Copyright certificates of registration, if any, issued patents, or other similar original and certified documents representing primary evidence of the IP Rights, and such other documents, instruments, assignments and certificates as may be necessary to vest the Purchased Assets and all rights thereto and thereunder in Buyer;

(d) The certificate required by Subsection 7.1.1;

(e) The certificate required by Subsection 7.1.5;

(f) A certificate dated the Closing Date and signed on behalf of Seller, by its Secretary or Assistant Secretary, attaching (i) a certificate of good standing from the Secretary of State of the State of Delaware dated as of a date within fifteen (15) business days of the Closing Date, (ii) a copy of the resolutions of the Board of Directors of Seller authorizing and approving this Agreement and the Collateral Documents to which it is a party and the consummation of the Transactions and authorizing the officers of Seller to take any actions and to execute all documents and instruments to be executed, delivered or filed by it pursuant to or in connection with this Agreement, and (iii) specimen signatures of the incumbent officers of Seller executing any documents executed and delivered pursuant to or in connection with this Agreement;

(g) The opinion of counsel specified in Subsection 7.1.6;

(h) The Collateral Documents specified in Subsection 7.1.8; and

(i) Such other documents and instruments as Buyer or its counsel may reasonably request pursuant to Subsection 7.1.13.

ARTICLE IX

SURVIVAL AND INDEMNIFICATION

9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained in this Agreement shall, notwithstanding any investigation by or notice by or to any party prior to the Closing Date, survive the Closing for the period set forth in this Section 9.1. The representations and warranties of Seller set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.9.4 and 3.18 shall have no expiration date; the representations and warranties of

Seller set forth in Sections 3.8 and 3.9.11 shall survive for five (5) years following the Closing Date; and the remaining representations and warranties of Seller shall survive for three (3) years following the Closing Date; provided however, that nothing contained in this Section 9.1 shall limit or restrict Buyer’s right to offset pursuant to Section 2.7.9. The representations and warranties of Buyer set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.5 shall have no expiration date; and the remaining representations and warranties of Buyer shall survive for three (3) years following the Closing Date. In the event notice of any claim for indemnification under Section 9.4 shall have been given prior to midnight on the last day of the applicable survival period (the “Expiration Date”), the representations and warranties that are the subject of such indemnification claim shall survive until the claim is finally resolved. The covenants and agreements of the parties contained in this Agreement shall survive until fully performed.

9.2 Indemnification by Seller. From and after the Closing Date, Seller shall indemnify and hold harmless Buyer and its Affiliates, and each of their respective employees, directors, agents and representatives (collectively, the “Buyer Indemnified Parties”), on an after-tax basis from and against any and all Loss and Litigation Expense, which they, or any of them, may suffer or incur as a result of or arising from any of the following: (a) any misrepresentation or breach of warranty of Seller, (b) the failure of Seller to perform any of its covenants or agreements contained in this Agreement, (c) the failure by Seller to satisfy any liability or obligation which is an Excluded Liability, or (d) the failure of Seller or its Affiliates to pay any Transfer Taxes which Seller is required to pay pursuant to Section 6.5 or any other costs or expenses which are the responsibility of Seller.

9.3 Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, its Affiliates and their respective employees, directors, agents and representatives (collectively, the “Seller Indemnified Parties”), on an after-tax basis, from and against any and all Loss and Litigation Expense which they, or any of them, may suffer or incur as a result of or arising from any of the following: (a) any misrepresentation or breach of warranty of Buyer, (b) the failure of Buyer to perform any of its covenants or agreements contained in this Agreement, (c) the failure by the Buyer to satisfy any liability or obligation which is an Assumed Liability, or (d) the failure of Buyer to pay any costs or expenses which are the responsibility of Buyer or its Affiliates or assignees.

9.4 Procedure. Promptly after acquiring knowledge of any Loss, or any action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim (“Claim”) which may result in a Loss, and prior to the Expiration Date, the Person seeking indemnity under this Article IX (the “Indemnitee”) shall give written notice thereof to the party from whom indemnity is sought (the “Indemnitor”) providing reasonable details of the nature and basis of such Loss or Claim. The Indemnitor shall have the right, at its expense, to defend, contest, compromise or otherwise protect against such Loss or Claim, through counsel of its choice (unless such Indemnitor is completely and unconditionally relieved of its liability hereunder with respect to such Claim and Loss and Litigation Expense by the Indemnitee) and shall not then be liable for fees or expenses of the Indemnitee’s attorneys (unless the Indemnitor and Indemnitee are parties to the action and there exists a conflict of interest between the Indemnitor and the Indemnitee, in which event the Indemnitor will be responsible for the reasonable fees and expenses of one firm), and the Indemnitee and the Indemnitor shall provide to each other all necessary and reasonable cooperation in the defense of all Claims. In the event that the Indemnitor shall undertake to compromise or defend any Claim, it shall promptly notify the Indemnitee of its intention to do so. In the event that the Indemnitor, after written notice from Indemnitee, fails within thirty (30) days after receipt of such notice to (a) notify the Indemnitee of its intent to defend against such Loss or Claim, or (b) defend, contest, or otherwise protect against such Loss or Claim, or fails to diligently continue to defend, contest or otherwise protect against the same after undertaking to do so, the Indemnitee shall have the right, upon ten (10) days prior written notice to the Indemnitor, to defend the same by counsel of its own choosing, but at the cost and expense of the Indemnitor, provided, no settlement of a Claim by Indemnitee shall be effected without the consent of the Indemnitor unless Indemnitee waives any right to indemnification therefor. The Indemnitor may settle or compromise the entry of any judgment (a) which includes the unconditional release by the Person asserting the Claim and any related claimants of Indemnitee from all liability with respect to such Claim in form and substance reasonably satisfactory to Indemnitee, and (b) which would not adversely affect the right of Indemnitee and its Affiliates to own, hold use and operate their respective assets and businesses.

9.5 No Subrogation. If any payment is made by or Claim asserted against Seller under the terms of this Article IX, none of the Seller Indemnified Parties shall have any rights against the Purchased Assets, whether by reason of contribution, indemnification or otherwise and shall not take any action against the Purchased Assets with respect thereto. Any rights which the Seller Indemnified Parties may have, by operation of law or otherwise against the Purchased Assets are, effective on the Closing Date, hereby expressly and knowingly waived.

9.6 Limitations on Liability.

(A) NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA.

(B) NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, EXCEPT FOR CLAIMS ARISING OUT OF OR IN CONNECTION WITH ANY FRAUD OR WILLFUL MISREPRESENTATION BY SELLER, THE TOTAL LIABILITY OF SELLER AND SELLER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS TO BUYER AND BUYER INDEMNIFIED PARTIES FOR (1) ANY BREACHES OR VIOLATIONS BY SELLER OF ANY OF THE REPRESENTATIONS OR WARRANTIES OF SELLER CONTAINED IN ARTICLE III HEREOF, AND (2) ANY AMOUNTS OFFSET BY BUYER AGAINST THE POST-CLOSING INCENTIVE CONSIDERATION PURSUANT TO SECTION 2.7.9, SHALL NOT EXCEED [***] IN THE AGGREGATE.

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

9.7 Disclaimer of Warranty.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, EXCEPT AS AND UNLESS SPECIFICALLY SET FORTH IN ARTICLE III, SELLER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PURCHASED ASSETS, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, EXCEPT AS AND UNLESS SPECIFICALLY SET FORTH IN ARTICLE IV, BUYER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PURCHASED ASSETS, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE X

TERMINATION

10.1 Events of Termination. This Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

10.1.1 Mutual Consent. By mutual written consent of Seller and Buyer;

10.1.2 Breach. By Seller or Buyer if the other party or its Affiliates shall have (a) misstated any representation or is in breach of any warranty contained herein which would result in the failure of such party to satisfy the conditions precedent to Closing set forth in Article VII, or (b) breached any covenant, undertaking or restriction contained herein which would result in the failure of such party to satisfy the conditions precedent to Closing set forth in Article VII.

10.1.3 By Buyer. Provided that Buyer is not in Default of any of its agreements hereunder and is able to deliver to Seller the items required to be delivered by Buyer set forth in Section 8.2.1, by Buyer if the Closing does not occur on or before January 15, 2004.

10.1.4. By Seller. Provided that Seller is not in Default of any of its agreement hereunder and is able to deliver to Buyer the items required to be delivered by Seller set forth in Sections 8.2.2, by Seller if the Closing does not occur on or before January 15, 2004.

10.2 Consequences of Termination. In the event of termination of this Agreement pursuant to the provisions of Section 10.1, this Agreement shall have no further effect, except for the provisions of this Section 10.2 and Sections 6.4 and 11.3 and such termination shall be without any liability on the part of any of the parties, their Affiliates and their respective directors, officers or stockholders in respect of this Agreement, except for any breach of the Agreement by such party, and termination by the other party shall be without prejudice to its rights to recover damages for any such breach by the breaching party.

ARTICLE XI

MISCELLANEOUS

11.1 Headings and References. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation. Any reference in this Agreement to an Article, Section, Annex or Exhibit, unless it clearly refers to another instrument, means the specified Article, Section, Annex or Exhibit of this Agreement and any reference to Schedule means a Schedule to this Agreement.

11.2 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

11.3 Expenses. Irrespective of whether the Closing is effected, and except as otherwise expressly provided herein, each of Seller and Buyer shall be responsible for its own expenses and costs that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to the Person if delivered personally or upon sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), or reputable courier services, charges prepaid, to such party’s address (or to such party’s telecopier):

If to Buyer, to:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604-2701

Attention: Vice President Business Development

With a copy to:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604-2701

Attention: General Counsel

and to:

Nixon Peabody LLP

P.O. Box 31051

Rochester, New York 14603

Attention: Lori B. Green, Esq.

If to Seller to:

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

Attention: President

With a copy to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025-7019

Attention: Timothy R. Curry, Esq.

or to such other Person or address as any of the foregoing may have designated for that purpose by notice to the others.

11.5 Waiver; Consents. The failure by any party to exercise any right under, or to object to the breach by any other party of any term, provision or condition of, this Agreement shall not constitute a waiver thereof and shall not preclude such party from thereafter exercising that or any other right, or from thereafter objecting to that or any prior or subsequent breach of the same or any other term, provision or condition of the Agreement. Any consent granted pursuant to this Agreement shall be in writing, executed by the person authorized by the consenting party to receive notices, and shall be a consent only to the transaction, act or agreement specifically referred to in the consent and not to other similar transactions, acts or agreements.

11.6 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other party, provided, however, that Buyer may assign this Agreement to any Affiliate of Buyer provided such Affiliate and Buyer remain liable for all of Buyer’s obligations hereunder and, except from Seller’s rights in Sections 2.7.10(b) or (d), Seller may assign this Agreement to any acquiror of all or substantially all of its business or assets if such acquiror confirms and acknowledges the obligations of Seller under this Agreement and the Collateral Documents. Any attempted assignment in contravention with the foregoing shall be void. This Agreement shall be binding on and inure to the benefit of the parties hereto, their successors and any permitted assigns.

11.7 Governing Law. This Agreement, including any dispute or controversy arising out of or related to this Agreement or the breach thereof, shall be subject to, governed by, and construed in accordance with, the substantive and procedural laws of the State of New York, without reference to its principles of conflict of laws.

11.8 Parties in Interest. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall give any other Person any legal or equitable right, remedy or claim under or with respect to this Agreement or the Transactions except as expressly provided in Article IX.

11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement.

11.10 Entire Agreement; Amendments. This Agreement and the Collateral Documents constitute the entire understanding among the parties hereto with respect to the subject matter contained herein and supersede any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by Seller and Buyer. Each of Buyer and Seller recognizes that the liability and remedy provisions of this Agreement are material to the Agreement and have been bargained for and are reflected in the mutual promises and agreements set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date first above written.

SELLER

INSITE VISION INCORPORATED

By:	/s/ S. Kumar Chandrasekaran
	Name:	S. Kumar Chandrasekaran, Ph.D.
	Title:	President and Chief Executive Officer

BUYER

BAUSCH & LOMB INCORPORATED

By:	/s/ Stephen C. McCluski
	Name:	Stephen C. McCluski
	Title:	Senior Vice President, Chief Financial Officer

ANNEX 1.1

ISV-403 Intellectual Property

Patents/Patent Applications

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 1.2

FIRST AMENDMENT TO EQUIPMENT LIEN AGREEMENT

THIS FIRST AMENDMENT TO EQUIPMENT LIEN AGREEMENT (this “Agreement”), dated as of December     , 2003, is made between InSite Vision Incorporated, a Delaware corporation (the “Company”), and the holders (together with their respective successors and assigns, the “Holders”) set forth on the signature page hereto, who constitute all the other parties to that certain Equipment Lien Agreement dated as of May 28, 2003, by and among the Company and the Holders (the “Equipment Lien Agreement”). This Agreement amends the Equipment Lien Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Equipment Lien Agreement.

RECITALS

WHEREAS, the Company and the Holders, as evidenced by their signatures to this Agreement, desire to amend the Equipment Lien Agreement to exclude certain property from the Collateral, and to provide for certain other amendments to the Equipment Lien Agreement;

NOW, THEREFORE, the Company and the Holders agree to amend the Equipment Lien Agreement pursuant to this Agreement, all as follows:

1. Modification to Certain Defined Terms.

(a) The definition of “BOOKS” as set forth in Section 1(a) of the Equipment Lien Agreement is hereby amended in its entirety as follows:

““BOOKS” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of the Collateral or evidencing or containing information relating to the Collateral, but excluding any books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company relating to the product known as ISV-403, as further described in Section 2.1 of that certain Asset Purchase Agreement dated as of December     , 2003 by and between the Company and Bausch & Lomb Incorporated, regardless of whether such materials also evidence or contain information relating to the Collateral.”

(b) The definition of “PROCEEDS” as set forth in Section 1(a) of the Equipment Lien Agreement is hereby amended in its entirety as follows:

““PROCEEDS” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including “proceeds” as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.”

2. Modification to Section 2(a). The first paragraph of Section 2(a) of the Equipment Lien Agreement is hereby amended in its entirety as follows (the second paragraph of Section 2(a) of the Equipment Lien Agreement shall remain unchanged by this amendment):

“(a) GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, the Company hereby pledges, assigns, transfers, hypothecates and sets over to the Holders, and hereby grants to the Holders a security interest in, all of the Company’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Equipment; (ii) all Books; and (iii) Proceeds of any and all of the foregoing.”

3. Effect of Amendment. Except as expressly modified by this Agreement, the Equipment Lien Agreement shall remain unmodified and in full force and effect.

4. Further Assurances. The parties agree to execute such further instruments, agreements and documents and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without resort to that State’s conflict-of-laws rules.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

“COMPANY”	“HOLDERS”

INSITE VISION INCORPORATED, a Delaware corporation	[***]

By:
Name:
Title:

[***]

[***]

[SIGNATURES CONTINUED ON NEXT PAGE]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[***]

[***]

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 1.3

SECOND AMENDMENT TO SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this “Agreement”), dated as of December     , 2003, is made by and among InSite Vision Incorporated, a Delaware corporation (the “Company”), S. Kumar Chandrasekaran, Ph.D., MHU Ventures, Inc., and CNE Investments, LLC (collectively, the “Holders”). This Agreement amends that certain Security Agreement dated as of July 15, 2003, as amended by that certain Amendment to Security Agreement dated as of July 30, 2003, by and among the Company and the Holders (as so amended, the “Security Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Security Agreement.

RECITALS

WHEREAS, the Company and the Holders, as evidenced by their signatures to this Agreement, desire to amend the Security Agreement to exclude certain property from the Collateral, and to provide for certain other amendments to the Security Agreement;

NOW, THEREFORE, the Company and the Holders agree to the amend the Security Agreement pursuant to this Agreement, all as follows:

1.	Addition to Section 1. Section 1 of the Security Agreement is hereby amended to include the following definition:

“‘EXCLUDED PROPERTY’ means all tangible and intangible assets used or required to be used in the development, testing, manufacturing, approval, release, marketing, distribution and sale of the product known as ISV-403, including but not limited to all intellectual property, patent rights, and know-how related to ISV-403 as further described in Section 2.1 of that certain Asset Purchase Agreement dated as of December     , 2003 by and among Bausch & Lomb Incorporated and the Company.”

2.	Modification to Section 2(a). The second paragraph of Section 2(a) of the Security Agreement is hereby amended in its entirety as follows:

“Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, (i) any Excluded Property, (ii) any of the Company’s rights or interests in any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which the Company is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code, 11 U.S.C. § 362(a) (the “Bankruptcy Code”)) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (iii) any real property leasehold or fee, unless the Company has executed a mortgage or deed of trust covering such real property leasehold or fee.”

3.	Effect of Amendment. Except as expressly modified by this Agreement, the Security Agreement shall remain unmodified and in full force and effect.

4.	Further Assurances. The parties agree to execute such further instruments, agreements and documents and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without resort to that State’s conflict-of-laws rules.

6.	Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

7.	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Security Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

“COMPANY”	“HOLDERS”

INSITE VISION INCORPORATED, a Delaware corporation	[***]

By:
Name:
Title:

[***]

By:
Name:
Title:

[***]

By:
Name:
Title:

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 2.1.2

ISV-403 BOOKS AND RECORDS

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 2.1.3

Assigned Contracts

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 2.1.3(a)

Excluded Inbound Technology Agreements

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 2.1.3(c-d)

Excluded Purchase Orders and Licenses

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 2.6

Allocation of Purchase Price:

Intellectual Property sold to B&L specific to ISV-403:

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 4.4

CONSENTS

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 6.12

Post Closing Services

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT 7.1.4

PRODUCT DEVELOPMENT AND CROSS-LICENSE

ASSIGNMENT, NOVATION, AMENDMENT AND CONSENT AGREEMENT

THIS PRODUCT DEVELOPMENT AND CROSS-LICENSE ASSIGNMENT, NOVATION, AMENDMENT AND CONSENT AGREEMENT, dated as of December 30, 2003 (this “Agreement”), is made by and among BAUSCH & LOMB INCORPORATED, a New York corporation (“B&L”), INSITE VISION INCORPORATED, a Delaware corporation (“InSite”), and SSP CO., LTD, a Japanese corporation (“SSP”). References to B&L, InSite and SSP hereunder shall include each of their respective agents, nominees, designees, successors, assigns, heirs or other successors-in-interest. Initially capitalized terms used but not defined herein shall have the meanings given such terms in the Development Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, InSite has agreed to sell, assign and transfer to B&L certain assets of InSite used by it in the development of certain ophthalmic and drug delivery products, including without limitation, any product that combines SSP Compounds with the Delivery System (but expressly excluding the InSite Technology, InSite Patent Rights and InSite Know-How (collectively, the “Retained InSite IP”), pursuant to an Asset Purchase Agreement, dated as of the date hereof, by and between InSite and B&L (the “Asset Purchase Agreement”) and its related agreements and transactions (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, InSite has agreed to license the Retained InSite IP to B&L pursuant to a License Agreement to be entered into by and between InSite and B&L upon closing of the Transaction;

WHEREAS, among the conditions set forth in the Asset Purchase Agreement to consummation of the Transaction are (i) the assignment and novation by InSite to B&L of the Development Agreement (as defined below), including but not limited to, all of InSite’s rights to the license granted by SSP to InSite pursuant to Section 3.1 of that certain Product Development and Cross-License Agreement between InSite and SSP effective April 15, 2001, as amended by Amendment No. 1 effective as of August 6, 2002, and Amendment No. 2 to Product Development & Cross-License Agreement made effective as of August 8, 2002 (as so amended, the “Development Agreement”), as further amended herein to, among other things, remove the obligations of InSite as the licensor of Retained InSite IP, (ii) the assumption by B&L of all obligations of InSite pursuant to the Development Agreement, as amended hereunder, after the Closing (as defined below), and (iii) the consent and agreement of SSP to the foregoing;

WHEREAS, SSP agrees to (i) consent to the foregoing assignment and novation by InSite to B&L, (ii) consent to the assumption of such rights and obligations under the Development Agreement by B&L, and (iii) the amendment of the Development Agreement as provided herein, all subject to and in accordance with the provisions of this Agreement;

WHEREAS, InSite agrees to (i) assign and novate to B&L all of InSite’s rights and obligations under the Development Agreement, as amended herein (ii) retain certain residual rights, obligations and liabilities under the Development Agreement arising prior to the Closing (as defined below), and (iii) the amendment of the Development Agreement as provided herein, all subject to and in accordance with the provisions of this Agreement;

WHEREAS, B&L agrees to (i) assume, and be solely responsible for, all of InSite’s rights and obligations under the Development Agreement, as amended herein, after the Closing as described herein, subject to and in accordance with the provisions of this Agreement, and (ii) the amendment of the Development Agreement as provided herein, all subject to and in accordance with the provisions of this Agreement; and

WHEREAS, InSite and SSP have entered into that certain License Agreement executed concurrently with this Agreement which provides, among other things, SSP an ongoing license to the Retained InSite IP (the “InSite License Agreement”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment by InSite to B&L. Effective as of the date hereof (“Closing”), InSite hereby assigns, transfers, conveys and novates to B&L the entirety of the Development Agreement, as concurrently amended in Section 4 below to exclude any obligations of InSite as the licensor of Retained InSite IP (the “Assignment”). The Assignment includes but is not limited to, the assignment, transfer, conveyance and novation of all of InSite’s right, title and interest in and to the license granted by SSP to InSite pursuant to Section 3.1 of the Development Agreement and all other rights of InSite as licensee pursuant to the Development Agreement related to such grant of license in Section 3.1. The Assignment shall not include, and InSite does not assign, transfer or convey to B&L, any rights of InSite as a licensor pursuant to the Development Agreement.

2. Assumption by B&L. Effective as of the Closing, B&L hereby accepts the Assignment and assumes and shall be solely responsible for all of the obligations and liabilities of InSite under the Development Agreement, as concurrently amended in Section 4 below to exclude any obligations of InSite as licensor of Retained InSite IP, to the extent that such obligations and liabilities arise and accrue from and after the Closing (the “Assumed Obligations”). The Assumed Obligations shall not include, and B&L does not assume, any obligations or liabilities of InSite to SSP as a licensor pursuant to the Development Agreement.

3. Consent by SSP to Assignment and Assumption. SSP hereby consents to (i) the assignment and novation by InSite to B&L of the Assignment pursuant to Section 1 hereof, and (ii) the assumption by B&L of the Assumed Obligations pursuant to Section 2 hereof.

4. Amendment of Development Agreement. InSite, B&L and SSP agree that, effective as of the Closing, the Development Agreement is hereby amended as follows:

(a) to exclude any obligation or liability of InSite to SSP to the extent such obligation or liability arises from or relates to the grant of a license by InSite to SSP;

(b) to change all references therein to InSite from InSite to B&L;

(c) to add the address of B&L set forth in Section 12 hereof to the addresses set forth in Section 17.7 of the Development Agreement;

(d) Section 5.2 is hereby amended to provide that B&L shall maintain the records referred to therein in accordance with B&L records retention policies as in effect from time to time, including, without limitation, policies relating to duration of records retention;

(e) a new Section 7.4(f) is added to read as follows:

“(f) notwithstanding any contrary provision herein, Sections 7.4(d) and 7.4(e) do not apply in the event of any attempt by SSP to abate any suspected infringement of the Joint Patent Rights in the SSP Territory including, without limitation, the initiation of an infringement suit or other proceeding.”

(f) replace Section 9.1 in its entirety with the following:

“Commercial Development Obligations. B&L shall be responsible for obtaining all necessary approvals for the development, production, distribution, sale and use of the Drug Product being developed in the B&L Territory, at its expense, including all safety and efficacy studies in the B&L Territory and the Joint Territory. SSP shall be responsible for obtaining all necessary approvals for the development, production, distribution, sale and use of any Drug Product, at its expense, including all safety and efficacy studies in the SSP Territory. Notwithstanding the foregoing, SSP shall be solely responsible for the pre-clinical systemic toxicology for the Drug Substance and the establishment of the Drug Master File (DMF) for the Drug Substance which shall be referenced by B&L.”

(g) the second sentence of Section 16.2 is hereby amended in its entirety to read as follows:

“The place of arbitration shall be in Tokyo, Japan, if such arbitration proceeding is first instituted by B&L against SSP, and New York, U.S.A., if such arbitration proceeding is first instituted by SSP against B&L.”

(h) Section 17.3 is amended to read in its entirety as follows:

“17.3 New York Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to its principles of conflict of laws.”

(i) Section 17.2 is hereby amended to read in its entirety as follows:

“17.2 Entire Agreement; Modification. This Agreement, as amended by Amendment No. 1 effective as of August 6, 2002, and Amendment No. 2 to Product Development & Cross-License Agreement made effective as of August 8, 2002, together with the Product Development and Cross-License Assignment, Amendment and Consent Agreement entered into by and among INSITE, SSP and Bausch & Lomb Incorporated dated December     , 2003, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by all Parties.”

(j) Section 1.4 of Amendment #2 To Product Development & Cross-License Agreement is hereby amended to read in its entirety as follows:

“Drug Substance” means only the drug substance identified as [***].

All other provisions of the Development Agreement not in conflict with any of the above amendments shall remain in full force and effect. In the event of conflict between the provisions of the Development Agreement and the above amendments, the above amendments shall prevail.

5. Representations and Warranties of SSP. SSP hereby represents and warrants to InSite and to B&L, as of the date hereof and as of the Closing, that: (i) the execution, delivery

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

and performance of this Agreement by SSP and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any agreement to which it is a party or violate any provision of any law to which it is subject; (ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by SSP or the consummation of the transactions contemplated hereby; (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or, to SSP’s knowledge, threatened against it relating to the Development Agreement or this Agreement, or the subject matter thereof and hereof; (iv) there is no default, or event which with the passage of time would constitute a default, under the Development Agreement by SSP; (v) at the Closing, upon consummation of the transactions contemplated by this Agreement, there will be no amounts owed SSP by InSite or InSite by SSP; and (vi) the Development Agreement is in full force and effect and is enforceable in accordance with its terms, and effective as of the Closing, upon consummation of the transactions contemplated by this Agreement, the Development Agreement, as amended hereby, will be enforceable against SSP by B&L, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

6. Representations and Warranties of InSite. InSite hereby represents and warrants to SSP and B&L, as of the date hereof and as of the Closing, that: (i) this Agreement has been authorized by the Board of Directors of InSite, and the execution, delivery and performance of this Agreement by InSite and the consummation of the transactions contemplated hereby do not and will not constitute a breach of the Articles of Incorporation or By-laws of InSite or any agreement to which InSite is a party or violate any provision of any law to which it is subject; (ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by InSite or the consummation of the transactions contemplated hereby; (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or, to InSite’s knowledge, threatened against it relating to the Development Agreement or this Agreement, or the subject matter thereof and hereof; (iv) to the knowledge of InSite, there is no default, or event which with the passage of time would constitute a default, under the Development Agreement by SSP; and (v) at the Closing, upon consummation of the transactions contemplated by this Agreement, the Development Agreement, as amended herein, will be enforceable against SSP by B&L, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

7. Representations and Warranties of B&L. B&L hereby represents and warrants to SSP, as of the date hereof and as of the Closing, that: (i) this Agreement has been duly authorized by B&L, and the execution, delivery and performance of this Agreement by B&L and the consummation of the transactions contemplated hereby do not and will not constitute a breach of the Certificate of Incorporation or By-laws of B&L or any agreement to which B&L is a party or violate any provision of any law to which it is subject; (ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by B&L or the consummation of the transactions contemplated hereby; (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or to B&L’s knowledge, threatened against, it relating to this Agreement or the subject matter hereof; and (iv) as of the Closing, the Development Agreement, as amended herein, will be enforceable against B&L by SSP, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

8. Waivers of Breaches, Defaults, Remedies. Each of SSP and InSite hereby waives any and all breaches, defaults and violations of the Development Agreement by the other, together with any remedy it may have with respect to any such breach, default or violation, including without limitation, any claim for damages, injunctive relief or termination of the Development Agreement or any provision thereof.

9. Relationship of Parties. SSP acknowledges and agrees that no violation or breach by InSite of any of the provisions of this Agreement, the Development Agreement or the InSite License Agreement shall effect the rights, liabilities or obligations of B&L pursuant to this Agreement or the Development Agreement. Each of B&L and InSite acknowledges and agrees that no contractual relationship exists or is created between B&L and InSite under the Development Agreement as a result of this Agreement.

10. Further Assurances. The parties hereto agree to timely execute such other agreements, assignments, consents, waivers or other documents reasonably necessary to further give effect to or evidence the agreements hereunder.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of SSP, InSite and B&L and their respective successors and assigns.

12. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

13. Notices. All notices and other communications hereunder and under the Development Agreement shall be in writing and shall be deemed given if delivered personally or upon sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), or reputable overnight courier services, charges prepaid, to such party’s address (or to such party’s telecopier):

If to SSP, to:

SSP Co., LTD.

12-4, 2-Chome

Hama-Cho, Nihonbashi

Chuo-Ku, Tokyo 103-8481

Japan

Attention: CEO

If to InSite to:

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

Attention: President

With a copy to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025-7019

Attention: Timothy R. Curry, Esq.

If to B&L, to:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604-2701

Attention: Vice President Business Development

With a copy to:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604-2701

Attention: General Counsel

and to:

Nixon Peabody LLP

P.O. Box 31051

Rochester, New York 14603

Attention: Lori B. Green, Esq.

or to such other Person or address as any of the foregoing may have designated for that purpose by notice to the others.

14. Miscellaneous. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SSP CO., LTD

By:	/s/ Osamu Kayoo
	Name:	Osamu Kayoo
	Title:	Representative Director, President

INSITE VISION INCORPORATED

By:	/s/ Kumar Chandrasekaran
Name:	Kumar Chandrasekaran, Ph.D.
Title:	Chairman/CEO

BAUSCH & LOMB INCORPORATED

By:	/s/ Stephen C. McCluski
	Name:	Stephen C. McCluski
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT 7.1.6

Opinions to be rendered by Counsel to Seller

1. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power to enter into the Asset Purchase Agreement and the Collateral Documents to which Seller is a party and to perform its obligations under the Agreement and the Collateral Documents to which Seller is a party. Seller is duly qualified to do business and in good standing in the State of California.

2. The Asset Purchase Agreement and the Collateral Documents to which Seller is a party constitute the legally valid and binding obligations of Seller and when duly delivered will be enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3. The execution, delivery and performance by Seller of the Asset Purchase Agreement and the Collateral Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Seller. No approval of the stockholders of Seller is required with respect to the consummation of the Transactions.

4. The execution and delivery by Seller of the Asset Purchase Agreement and the Collateral Documents to which it is a party do not, and the Seller’s performance of its obligations under the Asset Purchase Agreement and the Collateral Documents to which it is a party will not (a) violate Seller’s Certificate of Incorporation or Bylaws; (b) violate, breach, or result in a default under, any existing obligation of or restriction on the Seller under any other agreement (the “Other Agreements”) listed in the exhibit index to the Company’s most recent Annual Report on Form 10-K or the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, or (c) violate the current Delaware General Corporation Law or any current California or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to Seller or to the transactions of the type contemplated by the Asset Purchase Agreement and the Collateral Documents to which Seller is a party. If an Other Agreement is governed by the laws of a jurisdiction other than California, we have assumed such Other Agreement is governed by the laws of the State of California. We express no opinion as to the effect of the Company’s performance of its obligations in the Asset Purchase Agreement and the Collateral Documents to which it is a party on the Company’s compliance with financial covenants in the Other Agreements.

EXHIBIT 7.1.7

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made this 30th day of December, 2003, by and between Bausch & Lomb Incorporated, a New York corporation (“B&L”) and InSite Vision Incorporated, a Delaware corporation (“InSite”) and is delivered by B&L and InSite pursuant to and in accordance with the Asset Purchase Agreement entered into by and between B&L and InSite dated December 19, 2003 (the “Asset Purchase Agreement”).

WHEREAS, B&L and InSite entered into that certain Preferred Stock Purchase Agreement made on the 7th day of August, 2002 including, without limitation, all exhibits and schedules thereto (the “Stock Purchase Agreement”); and

WHEREAS, B&L and InSite entered into that certain ISV-403 Technology License Agreement made as of the 7th day of August, 2002 including, without limitation, all exhibits and schedules thereto (the “ISV-403 Agreement”); and

WHEREAS, B&L and InSite desire to terminate and render null and void the Stock Purchase Agreement and the ISV-403 Agreement (collectively referred to herein as the “Terminated Agreements”); and

WHEREAS, B&L desires to forfeit all rights and interests in and to the Four Thousand (4,000) shares of InSite Series A-1 Preferred Stock held by it on the date hereof (the “Preferred Stock”) and to return such shares to InSite for cancellation in accordance with the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of the Stock Purchase Agreement. B&L and InSite hereby mutually agree that notwithstanding anything to the contrary contained in the Stock Purchase Agreement, the Stock Purchase Agreement is hereby canceled, discharged and terminated, without further obligation of either party, and shall be null and void without further force and effect, and B&L agrees to forfeit all rights and interests in and to the shares of Preferred Stock held by it and to return such shares to InSite for cancellation in accordance with the Asset Purchase Agreement.

2. Termination of the License Agreement. B&L and InSite hereby mutually agree that notwithstanding anything to the contrary contained in the ISV-403 Agreement, the ISV-403 Agreement is hereby canceled, discharged and terminated, without further obligation of either party, and shall be null and void without further force and effect.

3. Mutual Release and Covenant.

(a) Except as otherwise provided in Subsection 3(b), below, each of B&L and InSite, and their respective heirs, executors, administrators, affiliates and assigns, hereby covenants not to sue and fully releases the other, its past and present affiliates, and their past and present directors, officers, agents, representatives, employees, successors and assigns (collectively, “Released Parties”), jointly and individually, from any and all actions, causes of action, obligations, liabilities, judgments, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, extents, executions, claims and demands (collectively, “Claims and Obligations”) whatsoever, in law or equity, whether liquidated or unliquidated, contingent or otherwise, whether specifically mentioned or not, which such party ever had, now has or hereafter can, shall or may have to the extent related to or arising under the Terminated Agreements or the Preferred Stock issued by ISV to B&L.

(b) Neither B&L nor InSite nor their respective heirs, executors, administrators, affiliates and assigns covenants not to sue or releases the other or their respective Released Parties from any Claims and Obligations arising out of or relating to the Asset Purchase Agreement or any instrument, agreement, certificate or other document delivered pursuant thereto or in connection therewith (other than this Agreement).

(c) The parties have entered into this Agreement based on their own investigation and analysis and that of their attorneys and expressly assume the risk that facts may be unknown to or not understood by them. On entering into this Agreement, neither party is relying upon any representation or warranty of the other party or its agents or representatives other than as set forth in this Agreement.

(d) Each party acknowledges that the provisions of Section 3(a) extend to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, whether under foreign, federal, state or local law, arising from the Released Claims, and any and all rights granted to them under Section 1542 of the California Civil Code or any analogous law or rule of any country other than the U.S. or U.S. state law or federal law or regulation are hereby expressly waived. Said Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(e) Section 3(a) shall constitute a complete defense to any claim released therein and shall survive indefinitely, without restriction, qualification or limitation, notwithstanding anything in this Agreement to the contrary.

4. Other Actions Necessary. At the reasonable request of one of the parties hereto, the other party shall execute any other documents or take any other reasonable actions necessary to effectuate this Agreement.

5. Governing Law. This Agreement, including any dispute or controversy arising out of or related to this Agreement or the breach thereof, shall be subject to, governed by, and construed in accordance with, the substantive and procedural laws of the State of New York, without reference to its principles of conflict of laws.

6. Parties in Interest. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall give any other Person any legal or equitable right, remedy or claim under or with respect to this Agreement.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement.

8. Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter contained herein and supersede any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by InSite and B&L.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BAUSCH & LOMB INCORPORATED

By:	/s/ Stephen C. McCluski
Name: Stephen C. McCluski
Title: Senior Vice President, Chief Financial Officer

INSITE VISION INCORPORATED

By:	/s/ S. Kumar Chandrasekaran
Name: S. Kumar Chandrasekaran, Ph.D.
Title: President and Chief Executive Officer

EXHIBIT 7.1.9

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into as of December 30, 2003 (the “Effective Date”), by and between InSite Vision Incorporated, a Delaware corporation (“Seller”) and Bausch & Lomb Incorporated, a New York corporation (“Buyer”) (each of Seller and Buyer, a “Party,” together, the “Parties”).

BACKGROUND

A. The Parties have entered into that certain Asset Purchase Agreement (to which this Agreement is attached as Exhibit 7.1.9) dated December 19, 2003 (the “Asset Purchase Agreement”), which, among other things, provides for Seller’s sale of certain assets pertaining to its ISV-403 Development to Buyer.

B. In connection with and as an integral part of the transactions contemplated in the Asset Purchase Agreement, Seller wishes to license certain intellectual property rights to Buyer.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I Definitions

Except as otherwise provided expressly in this Agreement, the definitions and rules of construction as set forth in the Asset Purchase Agreement are incorporated herein by reference.

1.1 “Knowledge” means the actual knowledge of [***] (i) in each case after reasonable inquiry with respect to activities within the United States, and (ii) without inquiry or investigation, with respect to activities outside the United States.

1.2 “Licensed Field” means developing, testing, manufacturing, obtaining regulatory approval of, marketing, selling and otherwise disposing of Licensed Products.

1.3 “Licensed Patents” means the patents and patent applications listed on Attachment A hereto, and any continuations, divisions, re-examinations, re-issues, and foreign counterparts thereof.

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.4 “Licensed Products” means fluoroquinolone products that include a combination of one (1) or more SSP Compounds with the Delivery System.

1.5 “Licensed Trademarks” means the trademarks and service marks listed on Attachment B hereto.

1.6 “Other Licensed IP” means all of Seller’s worldwide rights (except its rights in the Licensed Patents and the Assigned Intellectual Property) existing and licenseable hereunder as of the Effective Date in and to the following to the extent they are used by Seller in the ISV-403 Development as of the Closing (provided, however, that if any such right may only be licensed hereunder subject to payment to a third party other than an employee of Seller, such right shall be deemed “Other Licensed IP” only if Buyer bears such payment): (i) trade secrets, proprietary information, know how, processes, technology, technical data; and (ii) copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world, including statutory or common law rights thereto.

1.7 “DuraSite Improvements” means any modifications or improvements to the inventions disclosed in the Licensed Patents.

1.8 “DuraSite Improvement Patent” means any issued patent anywhere in the world licenseable by a party claiming DuraSite Improvements. Neither party shall take any action to prevent any patent claiming DuraSite Improvements from being licensable to the other Party.

1.9 “Published DuraSite Improvement” means a DuraSite Improvement disclosed in any issued patent or published patent application owned and licenseable by Seller.

1.10 “Implementation Know-How” means any trade secrets or know-how owned and licenseable by Seller reasonably necessary for the implementation of Published DuraSite Improvements in the Licensed Field, which exist in documentary or electronic form, and which are disclosed by Seller to Buyer pursuant to Section 2.7 below.

ARTICLE II Licenses

2.1 Licensed Patents and DuraSite Improvement Patents. Subject to the terms and conditions of this Agreement, Seller hereby grants Buyer a royalty-free, perpetual, irrevocable, nontransferable (except pursuant to Section 6.9), worldwide (excluding the country of Japan)

(the “Territory”) license under the Licensed Patents and Seller’s DuraSite Improvement Patents in the Licensed Field to make, have made, sell, offer for sale, use and import Licensed Products. The license in this Section 2.1 shall be exclusive in the Territory, even as to Seller, subject to a license under the Licensed Patents and DuraSite Improvement Patents granted, as of the Closing, or a license to be granted after Closing, by Seller to SSP Co., Ltd. (“SSP”), of a scope substantially as set forth in the terms of the Product Development & Cross-License Agreement between Seller and SSP dated April 15, 2001, as amended by Amendment No. 1 effective as of August 6, 2002, and Amendment No. 2 to Product Development & Cross-License Agreement made effective as of August 8, 2002 (as so amended, the “SSP License”). Without limiting the foregoing, Buyer acknowledges the co-exclusive rights of SSP under the SSP License in respect of all countries, territories and protectorates in Asia (including the South East Asian countries such as Korea, China, Hong Kong, Singapore, Malaysia, Thailand, Indonesia, Taiwan and their neighborhoods, but not including the Middle Eastern countries such as Turkey and Saudi Arabia, Russia and ex-USSR countries, South Asia such as India).

2.2 Other Licensed IP. Subject to the terms and conditions of this Agreement, Seller hereby grants Buyer a non-exclusive, royalty-free, perpetual, irrevocable, non-transferable (except pursuant to Section 6.9), worldwide license under the Other Licensed IP and Implementation Know-How in the Licensed Field to make, have made, sell, offer for sale, use and import Licensed Products.

2.3 Licensed Trademarks. Subject to the terms and conditions of this Agreement, Seller hereby grants Buyer a limited, non-exclusive, royalty-free, perpetual, non-transferable (except pursuant to Section 6.9), fully-paid right and license under the Licensed Trademarks to use the Licensed Trademarks solely to affix to the Licensed Products or to labeling, packaging materials or promotional materials for the Licensed Products and as required pursuant to Section 3 below. All use of the Licensed Trademarks shall be subject to Seller’s reasonable branding requirements and all goodwill arising from Buyer’s use of the Licensed Trademarks shall inure solely to the benefit of Seller. Upon reasonable written notice from Seller, Buyer shall provide Seller with reasonable access during business hours and no more than once per any twelve month period to its premises where Buyer uses the Licensed Trademarks or stores material bearing the Licensed Trademarks to observe Buyer’s activities relating to the Licensed Trademarks for the purpose of inspecting material on which the Licensed Trademarks appear.

2.4 Sublicenses. The licenses in this Section 2 are sublicenseable by Buyer solely pursuant to a written sublicense agreement containing all of the material protections and restrictions set forth in this Agreement. A copy of any such sublicense agreement shall be provided to Seller promptly after it is executed.

2.5 Reserved Rights. Except as expressly licensed to Buyer hereunder, Seller reserves all right, title and interest in and to the Licensed Patents, Other Licensed IP, Licensed Trademarks, Seller DuraSite Improvement Patents, Implementation Know-How or any other Seller IP Rights. Except as expressly set forth herein, nothing in this Agreement shall be construed as granting by implication, estoppel or otherwise, any right in or license under any Seller IP Rights.

2.6 Buyer DuraSite Improvement Patents. Buyer shall not bring and shall not authorize or assist a third party to bring any action under Buyer’s DuraSite Improvement Patents to block or prevent Seller (or Seller’s sublicensees, distributors, vendors or customers) from exercising its rights outside the Licensed Field under Licensed Patents which are actually being utilized/practiced by Buyer.

2.7 Implementation Know-How. Upon receiving a written request from Buyer identifying a Published DuraSite Improvement materially applicable to the Licensed Field and requesting Implementation Know-How corresponding to such Published DuraSite Improvement, Seller shall, at Buyer’s reasonable expense, within sixty (60) days of receiving such request, endeavor to collect and disclose to Buyer such Implementation Know-How as it has in its possession, in the form as it exists at the time of receiving such request. Seller shall provide such training, demonstrations, implementation services and other consulting services related to the Implementation Know-How as Buyer may reasonably request in exchange for payment by Buyer of Seller’s costs and reasonable expenses in providing such services, and pursuant to such other terms and conditions as Seller and Buyer may, in good faith, agree upon. All Implementation Know-How shall be deemed “Confidential Information” of Seller hereunder.

ARTICLE III Attribution. Buyer hereby agrees to use commercially reasonable efforts to include an attribution statement referring to InSite Vision® and DuraSite® on the packaging materials for all Licensed Products and all materials used in connection with marketing Licensed Products.

ARTICLE IV Term and Termination.

4.1 Term. The term of this Agreement shall be perpetual.

4.2 Termination. Neither party shall have the right to terminate this Agreement or any licenses granted hereunder.

4.3 Other Remedies. Seller hereby reserves the right to pursue all other available remedies at law or in equity in its sole discretion for breach of this Agreement by Buyer.

ARTICLE V Representations and Warranties; Disclaimers.

5.1 Representations and Warranties. Seller represents and warrants to Buyer that:

(a) it has legal power to enter into this Agreement and extend the rights granted to Buyer in this Agreement, and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights;

(b) it has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) as of the Effective Date, it has no Knowledge of (i) any intellectual property rights of a third party that would prevent Buyer from exercising any of the rights granted under this Agreement or (ii) any claim by a third party that the exercise of any of the rights granted under this Agreement would infringe or misappropriate such third party’s intellectual property rights;

(d) as of the Effective Date, it has no Knowledge that any third party has infringed or misappropriated any of the Licensed Patents, Other Licensed IP or Licensed Trademarks; and

(e) it has taken all reasonable precautions to protect the secrecy, confidentiality and value of the Other Licensed IP.

5.2 Disclaimer. With respect to all licenses granted under this Agreement: (i) except as expressly set forth in this Agreement or the Asset Purchase Agreement, no license or other right is granted, by implication, estoppel or otherwise to Buyer under any IP Rights now or hereafter owned or controlled by Seller, and (ii) subject to the licenses granted, all right, title and interest in and to the Licensed Patents, Other Licensed IP and Licensed Trademarks is hereby retained by Buyer.

5.3 Representations and Warranties of Seller. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ASSET PURCHASE AGREEMENT, SELLER MAKES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE LICENSED PATENTS, OTHER LICENSED IP OR LICENSED TRADEMARKS AND EXPRESSLY DISCLAIMS IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VI Confidentiality. Buyer hereby agrees to use commercially reasonable efforts to include an attribution statement referring to InSite Vision® and DuraSite® on the packaging materials for all Licensed Products and all materials used in connection with marketing Licensed Products.Buyer shall use all reasonable steps to keep confidential any know-how, trade-secrets, and any other proprietary or business information provided or made available by Seller hereunder (“Confidential Information”), which steps shall include, without limitation, those steps Buyer employs to protect its own confidential information of a similar nature. Without the prior written consent of Seller, Buyer shall not use (except as contemplated by this Agreement), or disclose to any third party, any Confidential Information of Seller; provided, however, that the foregoing shall not apply to Confidential Information that Buyer can establish by written documentation: (i) was publicly known at the time of disclosure by Seller; (ii) becomes publicly known, without Buyer’s breach of this confidentiality restriction subsequent to such disclosure; (iii) was otherwise known by receiver from a source (other than Buyer) lawfully having the right to possess and disclose such information without restriction; (iv) was developed by Buyer independently of the disclosure by Seller; (v) was known by Buyer without restriction prior to receiving such information from Seller; or (vi) was furnished by Seller to a third party without similar restriction on that third party’s right of disclosure. The foregoing shall not preclude the disclosure of Confidential Information by Buyer: (a) to its legal representatives, affiliates, agents, consultants, directors, outside contractors, and prospective investors under like confidentiality obligations on the part of the recipients; (b) to the extent required by law or regulation, provided that to the extent reasonably possible, Buyer shall give prompt written notice of the proposed disclosure to discloser so as to allow discloser an opportunity, at its own cost and expense, to object to such requirement and, if applicable, assure that confidential treatment will be accorded to such Confidential Information; (c) to the extent that such Confidential Information is reasonably required to be disclosed for the purpose of securing necessary governmental authorization for the clinical testing or marketing of Licensed Products or for the purpose of conducting clinical testing or marketing; or (d) to the extent that such Confidential Information is reasonably required to be disclosed for the purpose of prosecuting or defending litigation.

ARTICLE VII Patent Enforcement. The parties acknowledge and agree that the enforcement of certain patent rights may be subject to SSP’s rights under agreements it has with the parties. Subject to the foregoing, with respect to any infringement or suspected infringement of the Licensed Patents or Seller DuraSite Improvement Patents in the Licensed Field anywhere in the Territory (the “Patent Rights”), Seller shall have the first right, but not the obligation to bring an enforcement action and take any other reasonable steps to defend the Patent Rights against infringement; which steps may include the negotiation of appropriate settlements and cross-licenses. Buyer shall have the right to approve any settlement, cross-license, etc., such approval not to be unreasonably withheld or delayed. Buyer hereby agrees, in addition to its obligations in the last sentence of this Section 7, to be joined as a party to any such action. The costs of such enforcement action shall be borne [***] and any recovery shall [***]. If Seller does not initiate a response to any infringement in the Territory and the Licensed Field within thirty (30) days after it has received notice thereof, then Buyer, subject to any rights SSP may have, shall have the right to undertake an action to defend the Patent Rights at its own expense. Seller shall have the right to approve any settlement, cross-license, etc., such approval not to be unreasonably withheld or delayed. Recovery from any settlement or judgment from any such action undertaken and funded by Buyer shall go first to reimburse the expenses of Buyer and the remainder shall be treated as Net Sales under the Asset Purchase Agreement. Notwithstanding the foregoing, if the monetary recovery is less than the out-of-pocket expenses of Seller and Buyer, reimbursement shall be [***]. Buyer and Seller shall assist one another and reasonably cooperate in any such litigation at the other’s reasonable request without charge to the requesting party.

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE VIII Miscellaneous

8.1 Notices and Other Communications. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, or (b) if by courier service, on the 2nd business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

If to Seller:

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

Attention: President

With a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

990 Marsh Road

Menlo Park, California 94025

Attention: Timothy Curry, Esq.

If to Buyer:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604-2701

Attention: Vice President, ISV-403 Business Development

With a copy to:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604-2701

Attention: General Counsel

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section.

8.2 No Waiver; Amendment. Any waiver of the provisions of this Agreement or of a Party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a Party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such Party’s rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party’s right to take subsequent action. This Agreement may not be amended, except by a writing signed by both Parties.

8.3 Severability. If any provision in this Agreement is found or held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party.

8.4 Entire Agreement. This Agreement (including the Schedules) and the other documents referred to herein contain the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect to said subject matter.

8.5 Relationship Between Parties. Seller and Buyer shall at all times and for all purposes be deemed to be independent contractors and neither Party, nor either Party’s employees, representatives, subcontractors or agents, shall have the right or power to bind the other Party. This Agreement shall not itself create or be deemed to create a joint venture, partnership or similar association between Seller and Buyer or either Party’s employees, representatives, subcontractors or agents.

8.6 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

8.7 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

8.8 Bankruptcy. All rights and licenses granted under this Agreement by Seller are, for all purposes of Section 365(n) of Title XI of the United States Code (“Title XI”), licenses of rights to “intellectual property” as defined in Title XI. If Seller seeks or involuntarily is placed under Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), Buyer hereby elects, pursuant to Section 365(n), to retain all rights granted to Buyer under this Agreement to the extent permitted by law.

8.9 Assignment. Buyer may not assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of Seller, except that Buyer may assign and delegate its rights and obligations under this Agreement to any entity (i) to which Buyer sells all or substantially all of its assets or with which it merges or consolidates; (ii) to which Buyer transfers all or substantially all of the assets acquired under the Asset Purchase Agreement; or (iii) controlling, controlled by or under common control with Buyer. Seller may not assign its rights under Section 2.6 above, whether by operation of law or otherwise, without the prior written consent of Buyer, except that Seller may assign such rights to any entity to which Seller sells all or substantially all of its assets or with which it merges or consolidates. The licenses granted under this Agreement by Seller shall be binding upon any successor of Seller, including without limitation, any successor which owns, is the licensee, or otherwise controls any of the Licensed Patents, the Other Licensed IP or the Licensed Trademarks.

8.10 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of New York and the United States of America, without regard to conflict of law principles.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by duly authorized representatives on the dates set forth below.

INSITE VISION INCORPORATED	BAUSCH & LOMB INCORPORATED

By: /s/ S. Kumar Chandrasekaran	By: /s/ Steven C. McCluski

Name: S. Kumar Chandrasekaran, Ph.D.	Name: Steven C. McCluski

Title: President and Chief Executive Officer	Title: Senior Vice President, Chief Financial Officer

ATTACHMENT A

LICENSED PATENTS

[***]

[***]	INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ATTACHMENT B

LICENSED TRADEMARKS

1. DuraSite®

2. InSite Vision®

EXHIBIT 7.1.10

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made on December 30, 2003, by and between Bausch & Lomb Incorporated, a New York corporation (“Buyer”), and InSite Vision Incorporated, a Delaware corporation (“Seller”).

1. This Agreement is made, executed and delivered pursuant to the Asset Purchase Agreement, dated as of the date hereof, by and between Buyer and Seller (the “Purchase Agreement”) and is subject to all of the terms, provisions and conditions thereof. Initially capitalized terms used and not defined herein shall have the meanings attributed to them in the Purchase Agreement.

2. Seller hereby sells, assigns, conveys and transfers to Buyer all of Seller’s right, title and interest in, to and arising under or relating to the Purchased Assets.

3. Buyer hereby accepts Seller’s assignment set forth in paragraph 2 above and hereby assumes and agrees to pay and perform the Assumed Liabilities. Notwithstanding any provision of this Agreement to the contrary, Buyer does not assume and shall be deemed not to have assumed any of the Excluded Assets, Excluded Liabilities or any liabilities or obligations of Seller other than the Assumed Liabilities.

4. Seller shall, from time to time, from and after the date hereof, upon request of Buyer, execute such further documents of transfer, conveyance and assignment as Buyer deems necessary or desirable to carry out the transactions contemplated by this Agreement. Buyer shall, from time to time, from and after the date hereof, upon request of Seller, execute such further documents of assumption as Seller deems necessary or desirable to carry out the transactions contemplated by this Agreement.

5. This Agreement shall be binding upon and shall inure solely to the benefit of Buyer and Seller and their respective successors and assigns.

6. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any applicable principles of conflicts of law.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement.

8. Nothing in this Agreement shall constitute a waiver of, expansion of or limitation upon any of Seller’s or Buyer’s rights and remedies under the Purchase Agreement and, in the case of any conflict between the terms of the Purchase Agreement and this Agreement, the Purchase Agreement shall govern.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement on the date first set forth above.

INSITE VISION INCORPORATED

By:	/s/ S. Kumar Chandrasekaran
Name:	S. Kumar Chandrasekaran, Ph.D.
Title:	President and Chief Executive Officer

BAUSCH & LOMB INCORPORATED

By:	/s/ Stephen C. McCluski
Name:	Stephen C. McCluski
Title:	Senior Vice President, Chief Financial Officer

EXHIBIT 7.1.11

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that InSite Vision Incorporated, a Delaware corporation (“Seller”), for good and valuable consideration paid to it by Bausch & Lomb Incorporated, a New York corporation (“Buyer”), and the additional continuing obligations of Buyer in the Asset Purchase Agreement dated as of December 19, 2003, by and between Buyer and Seller (the “Purchase Agreement”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer and convey to Buyer, its successors and assigns, all of Seller’s right, title and interest in and to the Purchased Assets, as such term is defined in the Purchase Agreement.

All initially capitalized terms used but not defined herein shall have the meanings attributed to them in the Purchase Agreement.

This Bill of Sale is further documentation of the transfers, conveyances and assignments contemplated by the Purchase Agreement and is subject to all of the terms, provisions and conditions thereof. Nothing in this Bill of Sale shall constitute a waiver of, expansion of or limitation upon any of Seller’s or Buyer’s rights and remedies under the Purchase Agreement and, in the case of any conflict between the terms of the Purchase Agreement and this Bill of Sale, the Purchase Agreement shall govern.

Seller shall, from time to time, from and after the date hereof, upon request of Buyer, execute such further documents of transfer, conveyance and assignment as Buyer deems necessary or desirable to carry out the transactions contemplated by this Bill of Sale.

This Bill of Sale shall be binding upon and shall inure solely to the benefit of Buyer and Seller and their respective successors and assigns.

This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any applicable principles of conflicts of law.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on December 30, 2003.

INSITE VISION INCORPORATED

By:
Name:
Title:

STATE OF )
): SS.:
COUNTY OF )

On this 30th day of December, 2003 personally appeared              to me personally known, who, being by me duly sworn, did depose and say that he is the              of InSite Vision Incorporated, the corporation described in and which executed the foregoing instrument and that he did sign said instrument as such officer and on behalf of such corporation.

Notary Public